                                                                    EXHIBIT 4.9

                               CEX Holdings, Inc.
                                   as Issuer

                            Corporate Express, Inc.
                            and the other Guarantors
                          listed on Schedule A hereto

                                 as Guarantors


                                  $550,000,000

                        9 5/8% Senior Subordinated Notes
                                    due 2008

                                 _____________


                                   INDENTURE

                            Dated as of May 29, 1998

                                 _____________

                              The Bank of New York

                                    Trustee

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE 1
                                              DEFINITIONS AND INCORPORATION
                                                       BY REFERENCE

Section 1.01     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.02     Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 1.03     Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 1.04     Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                        ARTICLE 2
                                                        THE NOTES

Section 2.01     Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 2.02     Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 2.03     Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 2.04     Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 2.05     Holder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 2.06     Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 2.07     Replacement Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 2.08     Outstanding Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 2.09     Treasury Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 2.10     Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 2.11     Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 2.12     Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 2.13     CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                        ARTICLE 3
                                                REDEMPTION AND PREPAYMENT

Section 3.01     Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 3.02     Selection of Notes to Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 3.03     Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 3.04     Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 3.05     Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 3.06     Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





                                       i

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
                                                                                                                     Page
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
Section 3.07     Optional Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 3.08     No Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 3.09     Sinking Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                        ARTICLE 4
                                                        COVENANTS

Section 4.01     Payment of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 4.02     Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.03     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.04     Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 4.05     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 4.06     Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 4.07     Repurchase of Notes at the Option of the Holder Upon a Change of Control . . . . . . . . . . . . . .  55
Section 4.08     Limitation on Sale of Assets and Subsidiary Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 4.09     Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Section 4.10     Limitation on Incurrence of Additional Indebtedness and Disqualified
                 Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 4.11     Limitations on Liens Securing Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Section 4.12     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . .  68
Section 4.13     Limitations on Layering Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 4.14     Limitations on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 4.15     Future Subsidiary Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 4.16     Limitations on Merger of Subsidiary Guarantors and Release
                 of Subsidiary Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 4.17     Limitation on Status as an Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

                                                        ARTICLE 5
                                                        SUCCESSORS
Section 5.01     Limitation on Merger, Sale or Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 5.02     Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

                                                        ARTICLE 6
                                                  DEFAULTS AND REMEDIES
Section 6.01     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

                                                                                                                     Page
                                                                                                                     ----
Section 6.02     Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 6.03     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 6.04     Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 6.05     Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 6.06     Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 6.07     Rights of Holders of Notes to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 6.08     Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 6.09     Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 6.10     Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Section 6.11     Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                                        ARTICLE 7
                                                         TRUSTEE
Section 7.01     Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Section 7.02     Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 7.03     Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 7.04     Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 7.05     Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 7.06     Reports by Trustee to Holders of the Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 7.07     Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
Section 7.08     Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Section 7.09     Successor Trustee by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Section 7.10     Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Section 7.11     Preferential Collection of Claims Against Issuer . . . . . . . . . . . . . . . . . . . . . . . . . .  84

                                                        ARTICLE 8
                                         LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01     Option to Effect Legal Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . .  85
Section 8.02     Legal Defeasance and Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Section 8.03     Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Section 8.04     Conditions to Legal or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Section 8.05     Deposited Money and Government Securities to be Held in Trust;
                 Other Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
Section 8.06     Repayment to Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88





                                      iii

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
Section 8.07     Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

                                                        ARTICLE 9
                                            AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01     Without Consent of Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 9.02     With Consent of Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
Section 9.03     Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
Section 9.04     Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Section 9.05     Notation on or Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Section 9.06     Trustee to Sign Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

                                                        ARTICLE 10
                                                      SUBORDINATION

Section 10.01    Agreement to Subordinate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Section 10.02    Liquidation; Dissolution; Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Section 10.03    Default on Designated Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Section 10.04    Acceleration of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Section 10.05    When Distribution Must Be Paid Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Section 10.06    Notice by Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Section 10.07    Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Section 10.08    Relative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Section 10.9     Subordination May Not Be Impaired by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 10.10    Distribution or Notice to Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 10.11    Rights of Trustee and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 10.12    Authorization to Effect Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
Section 10.13    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

                                                        ARTICLE 11
                                                        GUARANTEES

Section 11.01    Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
Section 11.02    Execution and Delivery of Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Section 11.03    Guarantors May Consolidate, etc., on Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . . 101
Section 11.04    Releases Following Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
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                                       iv

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
Section 11.05    Limitation of Guarantor's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Section 11.06    Application of Certain Terms and Provisions to the Guarantor . . . . . . . . . . . . . . . . . . . . 102
Section 11.07    Subordination of Subsidiary Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

                                                        ARTICLE 12
                                                      MISCELLANEOUS

Section 12.01    Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 12.02    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 12.03    Communication by Holders of Notes with Other Holders of Notes  . . . . . . . . . . . . . . . . . . . 105
Section 12.04    Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . 105
Section 12.05    Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
Section 12.06    Rules by Trustee and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Section 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders . . . . . . . . . . . . . . 106
Section 12.08    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Section 12.09    No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Section 12.10    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Section 12.11    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Section 12.12    Counterpart Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
Section 12.13    Table of Contents, Headings, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107


                                                         EXHIBITS

         Exhibit A        FORM OF NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Exhibit B        FORM OF GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
         Exhibit C        CERTIFICATE OF TRANSFEROR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                       Indenture Section
---------------                                                                     -----------------
310(a)(1)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
    (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
    (a)(3)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
    (a)(4)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.08; 7.10; 12.02
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
311(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
312(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.05
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.03
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.03
313(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
    (b)(1)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
    (b)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06; 12.02
    (d)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
314(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4.09; 12.02
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
    (c)(1)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.04
    (c)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.02; 12.04
    (c)(3)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
    (d)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
    (e)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.05
    (f)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
315(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.01(2)
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.05; 12.02
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.01(1)
    (d)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.01(3)
    (e)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.09
    (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.05
    (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.04
    (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.07
317(a)(1)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.08
    (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.09
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.04
318(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12.01


---------------------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                 INDENTURE dated as of May 29, 1998, among CEX Holdings, Inc., a Colorado corporation (the "Issuer") and a wholly owned subsidiary of Corporate Express, Inc., a Colorado corporation (the "Parent"), the entities listed in Schedule A hereto as guarantors (collectively, the "Guarantors"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                 Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 95/8% Series A Senior Subordinated Notes due 2008 (the "Series A Notes") and the 95/8% Series B Senior Subordinated Notes due 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01     DEFINITIONS

         "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, an registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Issuer, including by designation, or is merged or consolidated into or with the Issuer or one of its Subsidiaries.

         "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

         "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that a Beneficial Owner of 20% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

         "Additional Notes" means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes).

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "Assets to Be Disposed of" means assets identified in an Officer's Certificate at the time of an Acquisition as assets the Issuer or the acquiring Subsidiary intends to dispose of within 180 days of such Acquisition.

         "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (a) the sum of the products (i) of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and
(ii) the amount of each such respective principal (or redemption) payment by
(b) the sum of all such principal (or redemption) payments.

         "Beneficial Owner" or "beneficial owner" for purposes of the definitions of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Capital Contribution" means any contribution to the equity of the Issuer from a direct or indirect parent of the Issuer for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar Certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months after the date of acquisition, and (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company will have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b),
(c) or (d) hereof and (f) in the case of any Foreign Subsidiary: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the direct or indirect parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the direct or indirect parents of such obligors), which investments or obligors (or the direct or indirect parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Company, comparable in investment quality to such investments and obligors (or the direct or indirect parent of such obligors).

         "Cedel" means Cedel Bank, S.A. or its successors.

         "Change of Control" means (i) any merger or consolidation of the Issuer or Parent with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Issuer or Parent, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Issuer (other than the Parent so long as the Parent owns 100% of such voting power) or Parent then outstanding normally entitled to vote in elections of directors, (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of either the Issuer or Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer or Parent, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, all or substantially all of the assets of the Issuer or the Parent, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Board of Directors of the Issuer or Parent then in office, as applicable, or (iv) Parent ceases to own 100% of the Equity Interests of the Issuer.

         "Claim" means any claim for damages arising from the purchase of the Notes or for reimbursement or contribution on the account of such claim, in each case to the extent relating to the purchase price of the Notes.

         "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference

Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of subsection (c) of the definition of "Consolidated Net Income", (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted (a) to eliminate (i) non-recurring charges related to the assimilation of Persons acquired, and the expenses of, any Acquisitions, including expenses incurred in connection with the retirement of Acquired Indebtedness, (ii) the write-off of debt financing fees associated with termination of credit facilities, (iii) any non-cash pre-Acquisition write-offs or similar charges incurred by a Person acquired in an Acquisition that as a result of pooling of interest are included in the Parent's consolidated financial statements for such period to the extent such write-offs or charges would either (x) not be included as an expense on the Parent's consolidated financial statements had the Acquisition not been accounted for as a pooling of interests or (y) be eliminated by the provisions hereof if recorded by the Parent for such period and (iv) any non-cash write-offs or similar charges which are recorded following an Acquisition in the Parent's consolidated financial statements with respect to an acquired Person's assets to the extent such amounts were accounted for in the first twelve months following the date such Acquisition was consummated and (b) to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense (including any accelerations thereof), (iii) Consolidated Fixed Charges, and
(iv) non-cash charges attributable to the grant, exercise or repurchase of options or shares of Qualified Capital Stock to or from employees. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of a Subsidiary of a Person will be added to

Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

         "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period,
(b) one-third of rental expense for such period attributable to operating leases of such Person and its Consolidated Subsidiaries, (c) the amount of dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Subsidiaries) and (d) interest expense of Parent for such period with respect to the Parent Convertible Notes and any refinancing indebtedness incurred with respect thereto. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "Consolidated Leverage Ratio" shall mean the ratio on a pro forma basis of (i) the aggregate outstanding amount of Indebtedness of the Issuer and its Consolidated Subsidiaries (excluding Indebtedness ranking subordinate to the Notes and the Guarantees and Indebtedness of any Foreign Subsidiary that is non-recourse to the Issuer and its other Subsidiaries) as of the date of calculation on a consolidated basis, after giving effect to the incurrence of Indebtedness on such date, net of cash stated on the Parent's consolidated balance sheet (excluding cash held at Parent) to (ii) the Consolidated EBITDA of the Issuer for the four last full fiscal quarters ending on or prior to the date of determination; provided, that for purposes of such calculation, Acquisitions which occurred during the Reference Period or subsequent to the Reference Period, and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period.

         "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and
(d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and (e) the net income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, except to the extent cash or Cash Equivalents are distributed to the Issuer or one of its Subsidiaries in a transaction that does not relate to the liquidation of such Unrestricted Subsidiary.

         "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

         "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" will mean or include such successor.

         "Designated Senior Debt" means, (a) so long as it is in effect, the New Credit Facility and (b) at any time when the New Credit Facility is no longer in effect any other Senior Debt designated by the Issuer to be "Designated Senior Debt" that has an outstanding principal amount of at least $20,000,000 at the time of such designation.

         "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Issuer), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

         "Disqualified Preferred Stock" means, with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes.

         "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, or its successors, as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means Series B Notes issued pursuant to an Exchange Offer.

         "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement (or another similar agreement entered into in connection with the issuance of Additional Notes) to exchange Exchange Notes for Series A Notes.

         "Excluded Person" means any Person who on the Issue Date is the beneficial owner of at least 5% of the total voting power of the Issuer or Parent normally entitled to vote in the election of directors of the Issuer or Parent, as applicable, and all Related Persons of such Person, and, with respect to the Issuer, the Parent.

         "Excluded Subsidiary" means any Subsidiary which has assets with a fair market value of $5,000,000 or less and is designated as an "Excluded Subsidiary" by the Issuer; provided that at no time may the aggregate fair market value of the assets of all Subsidiaries designated as "Excluded Subsidiaries" exceed $25,000,000.

         "Exempted Affiliate Transaction" means (a) reasonable and customary financial advisory, securities underwriting or similar arrangements with investment banking firms of national reputation, (b) issuances of Qualified Capital Stock of the Issuer, (c) customary employee compensation or incentive arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Issuer, (d) dividends permitted under the terms of Section 4.09 and payable, in form and amount, on a pro rata basis to all holders of Capital Stock of the Issuer, and (e) transactions solely between the Issuer or any of the Issuer's Subsidiaries or Unrestricted Subsidiaries or solely among Subsidiaries or Unrestricted Subsidiaries of the Issuer.

         "Existing Assets" means property, plant and equipment and other tangible business assets existing as of the Issue Date used in a Related Business of the Issuer or the Guarantors, but does not include inventory, cash or Cash Equivalents or intangible assets, and the proceeds from the sale, disposition or other transfer of any Existing Assets outside the ordinary course of business.

         "Existing Indebtedness" means the Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the Issue Date, until such amounts are repaid.

         "Finance Subsidiary" means any Subsidiary of the Issuer (other than a Subsidiary Guarantor or a Foreign Subsidiary) organized for the sole purpose of issuing Capital Stock or other securities and loaning the proceeds thereof to the Issuer or a Subsidiary Guarantor and which engaged in no other transactions except those incidental thereto.

         "Finance Subsidiary Indebtedness" means Indebtedness of or Disqualified Capital Stock issued by a Finance Subsidiary, which Indebtedness or Disqualified Capital Stock does not mature and is not mandatorily redeemable or redeemable at the option of the holder thereof, in whole or in part (other than pursuant to customary change of control or asset sale provisions), prior to the final Stated Maturity of the Notes.

         "Foreign Subsidiary" means any Subsidiary of the Issuer which (a) is not organized under the laws of the United States, any state thereof or the District of Columbia, (b) conducts substantially all of its business operations outside the United States of America, and (c) does not own, or have the benefit of any Lien on, any Equity Interests of the Issuer or any Subsidiary Guarantor.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         "Guarantee" means the guarantees provided by the Guarantors hereunder.

         "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) for the payment of money relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; provided that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or

Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, shall not constitute "Indebtedness."

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means any Person that settles transactions through or maintains a direct or indirect custodial relationship with a Participant.

         "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex. Brown Incorporated, Merrill Lynch, Pierce Fenner & Smith Incorporated, NationsBanc Montgomery Securities LLC, First Chicago Capital Markets, Inc. and BNY Capital Markets, Inc.

         "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

         "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Issuer or any Guarantor to the extent permitted by Section 4.10, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Issuer of any Person to be an Unrestricted Subsidiary. The Issuer shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Issuer nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Issuer or a Subsidiary of the Issuer shall be deemed an Investment valued at its fair market value at the time of such transfer.

         "Issue Date" means the date of first issuance of the Notes under the Indenture.

         "Junior Securities" means any Qualified Capital Stock and any Indebtedness of the Issuer or a Guarantor, as applicable, that is subordinated in right of payment to the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; provided that in the case of subordination in respect of Senior Debt under the New Credit Facility, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Issuer or the Guarantor, as applicable, that is issued to a Holder on account of the Notes pursuant to an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, which Qualified Capital Stock or Indebtedness
(i) has a maturity, mandatory redemption obligation or put right, if any, longer than, or occurring after the final maturity date of, all Senior Debt outstanding under the New Credit Facility on the date of issuance of such Qualified Capital Stock or Indebtedness (and to any securities issued in exchange for any such Senior Debt), (ii) is unsecured, (iii) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, (iv) does not provide for terms, conditions or covenants more onerous than those provided in the Notes and (v) by their terms or by law are subordinated to Senior Debt outstanding under the New Credit Facility on the date of issuance of such Qualified Capital Stock or Indebtedness (and to any securities in exchange for any such Senior Debt) at least to the same extent as the Notes.

         Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

         "Liquidated Damages" means all Liquidated Damages then owing pursuant to the Registration Rights Agreement.

         "Moody's" means Moody's Investor Service, Inc. and its successors.

         "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Issuer in the case of a sale of its Qualified Capital Stock and by the Issuer and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock of the Issuer upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Issuer that were issued for cash on or after the Issue Date, the amount of cash originally received by the Issuer upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Issuer) of income, franchise, sales and other applicable taxes required to be paid resulting from such sale by the Issuer or any of its respective Subsidiaries, in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards and similar tax attributes. "Net Cash Proceeds" also includes the amount of cash received by the Issuer as a Capital Contribution from Parent.

         "New Credit Facility" means the credit agreement dated as of April 17, 1998 by and among the Issuer, the Parent, certain financial institutions and providing for an aggregate $250,000,000 term credit facility and an aggregate $750,000,000 revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced, refinanced (in whole or in part) or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and whether or not pursuant to a single or multiple agreements or instruments, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in their terms and conditions thereof. Without limiting the generality of the foregoing, the term "New Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders at any time party to the New Credit Facility (which Interest Swap and Hedging Obligations shall not be deemed to increase the amount outstanding pursuant to the New Credit Facility for purposes of determining compliance with Section 4.10 contained herein) and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any New Credit Facility and all refundings, refinancings and replacements (whether in whole or in part) of all or any part of the New Credit Facility, including any agreement or agreements
(i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Issuer and its Subsidiaries and their respective successors and assigns,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided, that on the date such increased Indebtedness is incurred it would be permitted to be incurred under Section 4.10, or (iv) otherwise altering the terms and conditions thereof.

         "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Issuer nor any of its Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable (as a guarantor or otherwise), or (iii) constitutes the lender; and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities relating to obligations of the Issuer or any Guarantor under the Notes or the Indenture, including any liquidated damages pursuant to the Registration Rights Agreement.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

         "Officer's Certificate" means a certificate signed on behalf of the Issuer or Subsidiary Guarantor, as applicable, by an officer of the Issuer or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer or Subsidiary Guarantor, as applicable, that meets the requirements set forth in this Indenture.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

         "Parent Consolidated Leverage Ratio" shall mean the ratio on a pro forma basis of (i) the aggregate outstanding amount of Indebtedness of the Parent and its Consolidated Subsidiaries as of the date of calculation on a consolidated basis, after giving effect to the incurrence of Indebtedness and Disqualified Preferred Stock on such date, net of cash stated on the Parent's consolidated balance sheet, plus the aggregate liquidation preference of all Disqualified Preferred Stock of the Parent and its Consolidated Subsidiaries to (ii) the Consolidated EBITDA of the Parent for the four last full fiscal quarters ending on or prior to the date of determination; provided, that for purposes of such calculation, Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period.

         "Parent Convertible Notes" means the $325,000,000 aggregate principal amount of 4 1/2% Convertible Notes due July 1, 2000 of the Parent issued pursuant to this Indenture, dated as of June 24, 1996, between Parent and Bankers Trust Company, as Trustee, as in existence on the Issue Date.

         "Participant" means, with respect to the Depositary Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

         "Permitted Indebtedness" means that:

                 (a) the Issuer, the Subsidiary Guarantors and the Foreign Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, bank overdrafts, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices and for the purposes customary in the Issuer's industry;

                 (b) the Issuer may incur Indebtedness to any Subsidiary Guarantor or a Foreign Subsidiary, and any Subsidiary Guarantor or a Foreign Subsidiary may incur Indebtedness to any other Subsidiary Guarantor or a Foreign Subsidiary or to the Issuer; provided that the time any such Indebtedness becomes held by any Person other than the Issuer or a Subsidiary Guarantor or a Foreign Subsidiary shall be deemed an Incurrence Date; provided, further, that in the case of Indebtedness of the Issuer, such obligations shall be unsecured and subordinated in all respects to the Issuer's obligations pursuant to the Notes;

                 (c) any Subsidiary Guarantor may guaranty any Indebtedness of the Issuer or another Subsidiary Guarantor that was permitted to be incurred pursuant to this Indenture, substantially concurrently with such incurrence or at the time such Person becomes a Subsidiary Guarantor;

                 (d) a Receivables Subsidiary may incur Indebtedness in a Qualified Receivables Transaction that is without recourse to the Issuer or Parent or to any Subsidiary of the Issuer or of Parent or any of their assets (other than Standard Securitization Undertakings and other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person and is not otherwise any such other Person's legal liability; and

                 (e) the Issuer and the Subsidiary Guarantors and the Foreign Subsidiaries may incur Interest Swap and Hedging Obligations so long as not for purposes of speculation for the purpose of fixing or hedging (i) interest rate risk with respect to any floating Indebtedness that is permitted by the terms of this Indenture to be outstanding or (ii) the value of foreign currencies purchased or received by the Issuer or its Subsidiaries in the ordinary course.

         "Permitted Investment" means any Investment in (a) any of the Notes;
(b) Cash Equivalents; (c) intercompany notes to the extent permitted under clause (b) of the definition of "Permitted Indebtedness; (d) Investments by the Issuer or any Subsidiary Guarantor in any Person that is or immediately after such Investment becomes a Subsidiary Guarantor, or immediately after such Investment merges or consolidates into the Issuer or any Subsidiary Guarantor in compliance with the terms of this Indenture, provided that such Person is engaged in all material respects in a Related Business; (e) Investments by the Issuer or any Subsidiary Guarantor in any Person that is or immediately after such Investment becomes a Wholly Owned Foreign Subsidiary; provided that such Person is engaged in all material respects in a Related Business (other than Investments consisting of or from the contribution, sale, disposition or other transfer of Existing Assets of the Issuer or a Subsidiary Guarantor or the direct or indirect proceeds of any such Existing Assets, in each case outside the ordinary course of business); (f) Investments in the Issuer by any Subsidiary Guarantor, provided that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Issuer's obligations under the Notes; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Issuer outstanding on the Issue Date; (i) transactions or arrangements with officers or directors of the Issuer or any Subsidiary Guarantor entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Issuer or any Subsidiary Guarantor permitted under
Section 4.14); (j) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; (k) any Investment by the Issuer or any Guarantor in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case in connection with Qualified Receivables

Transaction; provided, that the foregoing Investment is in the form of a note that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of a Qualified Receivables Transaction;
(l) Investments made as a result of the receipt of non-cash consideration from a sale of assets that does not constitute an Asset Sale by reason of the de minimus thresholds set forth in the definition thereof and from an Asset Sale that was made pursuant to and in compliance with Section 4.08; and (m) any acquisition of assets in exchange for the Qualified Capital Stock of the Issuer.

         "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Issuer or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;
(f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Notes; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Issuer or is merged with or into the Issuer or a Subsidiary of the Issuer, or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred under paragraph (c) of Section 4.10, provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Issuer or any of its Subsidiaries or materially detracting from the value of the relative assets of the Issuer or any Subsidiary; (l) Liens arising from precautionary Uniform

Commercial Code financing statement filings regarding operating leases entered into by the Issuer or any of its Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Liens are not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; (n) Liens securing Senior Debt, including Indebtedness incurred under the New Credit Facility in accordance with the terms of this Indenture; (o) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; (p) Liens securing Indebtedness of any Foreign Subsidiary incurred in accordance with the provisions of Section 4.10, provided such Liens relate solely to the property of one or more Foreign Subsidiaries; (q) Liens of landlords or of mortgages of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (r) Liens incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof;
(s) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (t) Liens arising out of consignment or similar arrangements for the sale of goods; and (u) Liens securing Interest Swap and Hedging Obligations permitted to be incurred by this Indenture.

         "Permitted Payments to Parent" means, without duplication, (a) payments to Parent in an aggregate amount not to exceed $1,000,000 in any fiscal year in an amount necessary and sufficient to permit Parent to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate to or are fairly allocable to the Issuer and its Subsidiaries (including any reasonable professional fees and expenses, but excluding all expenses payable to or to be paid to or on behalf of an Excluded Person except in a transaction constituting an Exempted Affiliate Transaction); and (b) payments to Parent to enable Parent to pay foreign, Federal, state or local tax liabilities ("Tax Payments"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Issuer and its Subsidiaries to the appropriate taxing authorities if the Issuer and its Subsidiaries were to file separate tax returns to the extent that Parent has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Issuer or its Subsidiaries, provided, however, that (i) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Issuer and any of its United States Subsidiaries in respect of their Federal income tax liability, such payment shall be determined on the basis of assuming that the Issuer is the parent company of an affiliated group (the "Issuer Affiliated Group") filing a Federal income tax return and that Parent and each such United States Subsidiary is a member of the Issuer Affiliated Group and (ii) any Tax Payments shall either be used by Parent to pay such tax liabilities within 90 days of Parent's receipt of such payment or refunded to the payee.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision business).

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Public Equity Offering" means an underwritten offering of common stock of the Issuer or Parent for cash pursuant to an effective registration statement under the Securities Act, provided, at the time or upon consummation of such offering, such common stock of the Issuer or Parent is listed on a national securities exchange or quoted on the national market system of the Nasdaq Stock Market.

         "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred to finance solely the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any real or personal tangible property which is incurred within 180 days of such acquisition and is secured only by the assets so financed.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Capital Stock" means any Equity Interests of the Issuer or such other specified Person that is not Disqualified Capital Stock.

         "Qualified Exchange" means any defeasance, redemption, retirement, repurchase or other acquisition of Equity Interests or Indebtedness of the Issuer issued on or after the Issue Date with the Net Cash Proceeds received by the Issuer from the substantially concurrent sale of Qualified Capital Stock of the Issuer or any exchange of Qualified Capital Stock of the Issuer for any Equity Interests or Indebtedness of the Issuer issued on or after the Issue Date.

         "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Issuer, any Guarantor or any Receivables Subsidiary pursuant to which the Issuer, any Guarantor or any Receivables Subsidiary may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (a) a Receivables Subsidiary (in the case of a transfer or encumbrancing by the Issuer or any Guarantor) and (b) any other Person (solely in the case of a transfer or encumbrancing by a Receivables Subsidiary), solely accounts receivable (whether now existing or arising in the future) of the Issuer or any Guarantor which arose in the ordinary course of business of the Issuer or any Guarantor, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of any Indebtedness or any other obligations (contingent or otherwise) of which, directly or indirectly, contingently or otherwise, (i) is guaranteed by the Issuer or Parent or any other Subsidiary of the Issuer or Parent (excluding Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or Parent or any other Subsidiary of the Issuer or Parent in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or Parent or any other Subsidiary of the Issuer or Parent to the satisfaction thereof, other than Standard Securitization Undertakings, (b) with which neither the Issuer or Parent nor any other Subsidiary of the Issuer or Parent has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions, and (c) with which neither the Issuer or Parent nor any other Subsidiaries of the Issuer or Parent has any obligation, directly or indirectly, contingently or otherwise, to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by the filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

         "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

         "Refinanced Parent Convertible Note" means Refinancing Indebtedness incurred to refinance the Parent Convertible Notes.

         "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be issued to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced, and (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 29, 1998, by and among, the Issuer, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act and as it may be amended, and any successor rule governing substantially the same matter.

         "Regulation S Global Note" means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Note initially sold in reliance on Rule 903 of Regulation S.

         "Related Business" means the business conducted (or proposed to be conducted) by the Issuer and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Issuer are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include sales (including by mail) of office products, computer systems and equipment and office furniture, computer systems consulting and forms management.

         "Related Person" means any Person who controls, is controlled by or is under common control with an Excluded Person; provided that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments.

         "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or the Parent or Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or the Parent of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Issuer or to any of its Subsidiary Guarantors, by the Issuer or any of its Subsidiaries, or to a Foreign Subsidiary which is a direct or indirect parent of another Foreign Subsidiary, by such Foreign Subsidiary; (iii) loans or advances to any Subsidiary Guarantor the proceeds of which are used by such Subsidiary Guarantor in a Related Business activity of such Subsidiary Guarantor; or (iv) Permitted Investments.

         "Restricted Period" means the 40-day restricted period as defined in Regulation S.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and its successors.

         "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended, and any successor rule governing substantially the same matters.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" of the Issuer or any Guarantor means Indebtedness (including, without limitation, all monetary obligations in respect of the New Credit Facility, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the New Credit Facility at the relevant contractual rate provided in the New Credit Facility both before and after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Issuer or such Guarantor arising under the New Credit Facility or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Issuer or any officer, director or employee of the Issuer or any Subsidiary of the Issuer, (b) Indebtedness to the extent the same is incurred in violation of
Section 4.10, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, (e) Capitalized Lease Obligations, and (f) any liability for taxes owed or owing by the Issuer or such Guarantor or (g) the Parent Convertible Notes or the 9 1/8% Senior Subordinated Notes.

         "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

         "Standard Securitization Undertakings" mean representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary Guarantor which are reasonably customary in an accounts receivables transaction.

         "Stated Maturity," when used with respect to any Note, means June 1, 2008.

         "Subordinated Indebtedness" means Indebtedness of the Issuer or a Subsidiary Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Notes or such Subsidiary Guarantee, as applicable, in any respect or has a final stated maturity after the Stated Maturity.

         "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Issuer or of any Subsidiary of the Issuer. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Issuer.

         "Subsidiary Guarantee" means the Guarantee of each Subsidiary
Guarantor.

         "Subsidiary Guarantor" means all present and future Subsidiaries of the Issuer (other than Receivables Subsidiaries, Finance Subsidiaries, Excluded Subsidiaries and Foreign Subsidiaries) which jointly and severally guarantee irrevocably and unconditionally all principal, premium, if any, and interest (and Liquidated Damages, if any) on the Notes on a senior subordinated basis, as discussed in Section 4.15 of this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a global Note in the form of Exhibit A attached hereto that bears the Global Note Legend attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Issuer nor any of its Subsidiaries has any direct or indirect obligation
(x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Subsidiaries. Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.09 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10 hereof, the Issuer will be in default of such covenant). The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Issuer could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of Section 4.10. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

         "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender Equivalents" means securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof with a maturity of 90 days or less (provided that the full faith and credit of the United States of America is pledged in support thereof).

         "Wholly Owned Foreign Subsidiary" of any Person means a Foreign Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Foreign Subsidiaries of such Person or by such Person and one or more Subsidiary Guarantors of such Person.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiary Guarantors of such Person.

SECTION 1.02     OTHER DEFINITIONS

                                                                                       Defined in
              Term                                                                     Section
              ----                                                                     ----------
              "Acceleration Notice"                                                    6.02
              "Affiliate Transaction"                                                  4.14
              "Asset Sale"                                                             4.08
              "Asset Sale Offer"                                                       4.08
              "Asset Sale Offer Amount"                                                4.08
              "Asset Sale Offer Price"                                                 4.08
              "Asset Sale Offer Period"                                                4.08
              "Authentication Order"                                                   2.02
              "Benefitted Party"                                                       11.01
              "Broker-Dealer"                                                          2.06
              "Change of Control Offer"                                                4.07
              "Change of Control Offer Period"                                         4.07
              "Change of Control Purchase Date"                                        4.07
              "Change of Control Purchase Price"                                       4.07
              "Core Operating Software"                                                4.08
              "Covenant Defeasance"                                                    8.03
              "Debt Incurrence Ratio"                                                  4.10
              "DTC"                                                                    2.03
              "Event of Default"                                                       6.01
              "Excess Proceeds"                                                        4.08
              "Existing Restricted Investments"                                        4.09
              "Incurrence Date"                                                        4.10
              "Legal Defeasance"                                                       8.02
              "Offer Amount"                                                           4.08
              "Offer Period"                                                           4.08
              "Paying Agent"                                                           2.03
              "Payment Blockage Notice"                                                10.03
              "Payment Default"                                                        10.03
              "Payment Notice"                                                         10.03
              "Purchase Date"                                                          4.08
              "Registrar"                                                              2.03
              "Restricted Payments"                                                    4.09
              "Transfer"                                                               4.08

SECTION 1.03     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Notes;

                 "indenture security Holder" means a Holder of a Note;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee;

                 "obligor" on the Notes means the Issuer, the Guarantors and any successor obligor upon the Notes.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04     RULES OF CONSTRUCTION

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01     FORM AND DATING

                 The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                 The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provision of this Indenture, the provisions of the Indenture shall control.

                 Global Notes shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                 The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02     EXECUTION AND AUTHENTICATION

                 Two Officers shall sign the Notes for the Issuer by manual or facsimile signature. The Issuer's seal shall be reproduced on the Notes and may be in facsimile form.

                 If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                 A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                 The Trustee shall, upon a written order of the Issuer signed by two Officers (an "Authentication Order"), (i) authenticate Notes for issuance on the Issue Date up to the aggregate principal amount stated in such Authentication Order, which shall not exceed $350,000,000, and (ii) authenticate Additional Notes for issuance on any other Business Day up to the aggregate principal amount stated in such Authentication Order; provided that such amount may not exceed $200,000,000 in the aggregate and the issue of Additional Notes pursuant to this clause (ii) is subject to compliance with
Section 4.10. The aggregate principal amount of Notes and Additional Notes will be limited to the sum of $550,000,000.

                 The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

SECTION 2.03     REGISTRAR AND PAYING AGENT

                 The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent").
The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

                 The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                 The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04     PAYING AGENT TO HOLD MONEY IN TRUST

                 The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05     HOLDER LISTS

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section
312(a).

SECTION 2.06     TRANSFER AND EXCHANGE

                 (a) Transfer and Exchange and Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary,

(ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or any Holders if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

                 (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable.

                          (i)     Transfer of Beneficial Interests in the Same
Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
Section 2.06(b)(i).

                          (ii)    All Other Transfers and Exchanges of
Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in who name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                          (iii)   Transfer of Beneficial Interests to Another
Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Notes, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                          (iv)    Transfer and Exchange of Beneficial Interests
in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                                  (A)      such exchange or transfer is
                 effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer.

                                  (B)      such transfer is effected pursuant
                 to the Shelf Registration Statement in accordance with the Registration Statement in accordance with the Registration Rights Agreement; or

                                  (C)      such transfer is effected by a
                 Broker-Dealer, as defined in the Registration Rights Agreement, pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                  (D)      the Registrar receives the
                 following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                 If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                 (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                          (i)     Beneficial Interests in Restricted Global
Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposed to exchange such beneficial interest for a Restricted Definitive Note or to transfer such interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                  (A)      if the holder of such beneficial
                 interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                 (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                  (F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth to the effect set in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for the beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes as so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                          (ii)    Beneficial Interests in Restricted Global
Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                  (A)      such exchange or transfer is
                 effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                                  (B)      such transfer is effected pursuant
                 to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                  (C)      such transfer is effected by a
                 Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                  (D)      the Registrar receives the
                 following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                 (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                          (iii)   Beneficial Interests in Unrestricted Global
Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in a Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who take delivery thereof in the form of a Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to
Section 2.06(h) hereof, and the Issuer shall execute and, upon receipt of the Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions and Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in who names such Notes are no registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                 (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                          (i)     Restricted Definitive Notes to Beneficial
Interest in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                  (A)      if the Holder of such Restricted
                 Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C thereto, including the certifications in item (2)(b) thereof;

                                  (B)      if such Restricted Definitive Note
                 is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                                  (C)      if such Restricted Definitive Note
                 is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

                          (ii)    Restricted Definitive Notes to Beneficial
Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in a Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                  (A)      such exchange or transfer is
                 effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                                  (B)      such transfer is effected pursuant
                 to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                  (C)      such transfer is effected by a
                 Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                  (D)      the Registrar receives the
                 following: (1) if the Holder of such Restricted Definitive notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                          (iii)   Unrestricted Definitive Notes to Beneficial
Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B) or (ii)(D) above or this subparagraph (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                 (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of

Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                          (i)     Restricted Definitive Notes to Restricted
Definitive Notes. Any Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                  (A)      if the transfer will be made
                 pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                  (B)      if the transfer will be made
                 pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                  (C)      if the transfer will be made
                 pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                          (ii)    Restricted Definitive Notes to Unrestricted
Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive
Note if:

                                  (A)      such exchange or transfer is
                 effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                                  (B)      any such transfer is effected
                 pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                  (C)      any such transfer is effected by a
                 Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                  (D)      the Registrar receives the
                 following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph
                 (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                          (iii)   Unrestricted Definitive Notes to Unrestricted
Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                 (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and
(B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.06(d)(ii) and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                 (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                          (i)     Private Placement Legend.

                                  (A)      Except as permitted by subparagraph
                 (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                 THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH
                 IN THE NEXT SENTENCE.   BY ITS ACQUISITION HEREOF OR OF A
                 BENEFICIAL INTEREST HEREIN, THE HOLDER:

                 (1) REPRESENTS THAT (I) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (II) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

                 (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
                 (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF

                 RULE 144A, (III) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (IV) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (V) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                 (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                 AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                                  (B)      Notwithstanding the foregoing, any
                 Global Note or Definitive Note issued pursuant to subparagraph
                 (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii),
                 (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                          (ii)    Global Note Legend.  Each Global Note shall
bear a legend in substantially the following form:

                 THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL

                 OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                 (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                 (i)      General Provisions Relating to Transfers and
Exchanges.

                          (i)     To permit registrations of transfers and
exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                          (ii)    No service charge shall be made to a Holder
for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 4.07 and 4.08 hereto).

                          (iii)   The Registrar shall not be required to
register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                          (iv)    All Definitive Notes and Global Notes issued
upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                          (v)     The Issuer shall not be required: (A) to
issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes under Section 3.02 hereof and ending at the close of business on the day of such mailing; or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                          (vi)    Prior to due presentment for the registration
of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

                          (vii)   The Trustee shall authenticate Definitive
Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

                 Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07     REPLACEMENT NOTES

                 If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer, shall authenticate a replacement Note if the Trustee's requirements are met.
An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

                 Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08     OUTSTANDING NOTES

                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

                 If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                 If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                 If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date (which as used herein does not include an Asset Sale Purchase Date or Change of Control Purchase
Date) or Final Stated Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09     TREASURY NOTES

                 In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a responsible officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10     TEMPORARY NOTES

                 Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by two Officers of the Issuer. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

                 Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11     CANCELLATION

                 The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12     DEFAULTED INTEREST

                 If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13     CUSIP NUMBERS

                 The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the"CUSIP" numbers.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01     NOTICES TO TRUSTEE

                 If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02     SELECTION OF NOTES TO BE REDEEMED

                 If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                 The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Issuer defaults in the payment thereof.

SECTION 3.03     NOTICE OF REDEMPTION

                 Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                 The notice shall identify the Notes to be redeemed and shall state:

                 (a)      the redemption date;

                 (b)      the redemption price;

                 (c) if any Note is being redeemed in part, the portion of the principal amount of such Note equal to the unredeemed portion thereof and that, on and after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                 (d)      the name and address of the Paying Agent;

                 (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                 (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                 (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                 At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04     EFFECT OF NOTICE OF REDEMPTION

                 Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05     DEPOSIT OF REDEMPTION PRICE

                 One Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                 If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption unless the Issuer defaults in such payments due on the redemption date. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06     NOTES REDEEMED IN PART

                 Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered. In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair.

SECTION 3.07     OPTIONAL REDEMPTION

                 (a) Except as set forth in clause (b) of this Section 3.07, the Issuer shall not have the right to redeem the Notes pursuant to this
Section 3.07 prior to June 1, 2003.

Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days notice to the Holders, at the redemption prices (expressed as percentages of principal amount) set forth below, if redeemed during the 12-month period commencing on June 1 of the years indicated below in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages due, if any) on an Interest Payment Date corresponding to such Record Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date.

         YEAR                                                                       PERCENTAGE
         ----                                                                       ----------
         2003     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104.813%
         2004     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.208%
         2005     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101.604%
         2006 and thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . .  100.000%

                 (b)  Notwithstanding the provisions of clause (a) of this
Section 3.07, at any time on or prior to June 1, 2001, the Issuer may redeem, on one or more occasions, redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 109.625% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with cash from the Net Cash Proceeds to the Issuer of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes issued under this Indenture remain outstanding immediately after the occurrence of such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of the closing of any such Public Equity Offering, and such redemption date shall occur within 60 days after such notice is sent.

                 (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08     NO MANDATORY REDEMPTION

                 The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09     SINKING FUNDS

                 The Notes will not have the benefit of any sinking fund.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01     PAYMENT OF NOTES

                 The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due; provided that interest which, under the Notes, may be paid with Additional Notes shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 A.M. Eastern Time on the due date Additional Notes or a combination of Additional Notes and money deposited by the Issuer in immediately available funds sufficient to pay all interest then due. The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Issuer shall notify the Trustee of the amount of Liquidated Damages, if any, within one day of any payment date. In the absence of such notice, the Trustee is conclusively entitled to assume that no Liquidated Damages are payable under the Registration Rights Agreement.

                 The Issuer shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02     MAINTENANCE OF OFFICE OR AGENCY

                 The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the

Corporate Trust Office of the Trustee.

                 The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section
2.03 hereof.

SECTION 4.03     REPORTS

                 (a) The Parent shall deliver to the Trustee and, to each Holder and to prospective purchasers of Notes identified to the Issuer by an Initial Purchaser, (i) its respective annual and quarterly reports filed pursuant to Section 13 or 15 (d) of the Exchange Act, within 15 days after such reports have been filed with the SEC or (ii) in the event the Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within 15 days after it would have been (if it were subject to such reporting obligations) required to file such reports with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Parent were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Issuer's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC. If at any time Parent does not file such reports which include the Issuer and its Subsidiaries on a consolidated basis with Parent, the Issuer shall succeed the obligations of Parent hereunder.

                 (b) For so long as any Transfer Restricted Notes remain outstanding, the Issuer and the Subsidiary Guarantors shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 4.04     COMPLIANCE CERTIFICATE

                 (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Subsidiaries have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Issuer's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                 (c) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05     TAXES

                 The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06     STAY, EXTENSION AND USURY LAWS

                 The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

                 Upon the occurrence of a Change of Control (subject to the provisions of the immediately succeeding paragraph), each Holder of Notes shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Issuer (the "Change of Control Offer") to require the Issuer to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that shall be no later than 40 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 35 days following a Change of Control and shall remain open for 20 Business Days following its commencement or such longer period as may be required by applicable law (the "Change of Control Offer Period").

                 If a New Credit Facility is in effect, or any amounts are owing thereunder, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in the preceding paragraph, but in any event within thirty days following any Change of Control, the Issuer shall (i) repay in full all

Obligations under the New Credit Facility or offer to repay in full all Obligations under the New Credit Facility and repay the Obligations under the New Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the New Credit Facility to permit the repurchase of Notes as described above. The Issuer must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Issuer's failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described in clause (iii) under "Events of Default" below if not cured within thirty days after the notice required by such clause. As a result of the foregoing, a Holder of the Notes may not be able to compel the Issuer to purchase the Notes unless the Issuer is able at the time to refinance all of the New Credit Facility or obtain requisite consents under the New Credit Facility.

                 On or before the Change of Control Purchase Date, the Issuer shall (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and (3) deliver to the Trustee Notes so accepted together with an Officer's Certificate listing the Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee shall authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be delivered promptly by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                 Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by the Issuer or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

                 If the Change of Control Purchase Date hereunder is on or after an interest payment record date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a
Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

SECTION 4.08     LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

                 The Issuer and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Issuer), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Issuer, whether by the Issuer or a Subsidiary of either or through the issuance, sale or transfer of any Equity Interest by a Subsidiary of the Issuer (any of the foregoing an "Asset Sale"), unless (1)(a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied (i) within 330 days after the date of each such Asset Sale, to the optional redemption of the Notes in accordance with the terms of this Indenture and, at the Issuer's option, other Indebtedness of the Issuer ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Issuer to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding or (ii) within 360 days after the date of each such Asset Sale, to the repurchase of the Notes pursuant to a cash offer to repurchase Notes and, at the Issuer's option, other Indebtedness of the Issuer ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Issuer to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 330 days of such Asset Sale, or (b) within 330 days following such Asset Sale, the Asset Sale Offer Amount is (i) used to make a Permitted Investment (other than pursuant to clause (i) thereof) or otherwise invested (or committed, pursuant to a binding commitment subject
only to   reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in assets and property which in the good faith reasonable judgment of the Issuer will immediately constitute or be a part of a Related Business of the Issuer or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, except that no proceeds from an Asset Sale of Existing Assets or assets acquired (directly or indirectly) from the proceeds of an Asset Sale of Existing Assets may be invested in or used to acquire assets or property for a Foreign Subsidiary or (ii) used to retire Purchase Money Indebtedness or other Senior Debt in accordance with any provisions therein requiring the Issuer to repurchase, redeem, or otherwise retire such Indebtedness with the proceeds from such Asset Sale, Indebtedness outstanding under the New Credit Facility and, except with respect to the use of proceeds from the sale of Assets to Be Disposed of, to permanently reduce (in the case of Senior Debt that is not Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the Issue Date, any amount outstanding under the New Credit Facility, or Indebtedness permitted pursuant to paragraph
(c), (f) or (g) of Section 4.10 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently so reduced by such amount), except that no proceeds from an Asset Sale of Existing Assets or assets acquired from the proceeds or Asset Sale of Existing Assets may be used to retire Indebtedness of a Foreign Subsidiary (unless such Existing Assets were assets of such Foreign Subsidiary on the Issue Date), (2) with respect to any transaction or related series of transactions of securities, property or assets with an aggregate fair market value in excess of $3,000,000, at least 75% of the consideration for such Asset Sale (excluding
(a) Senior Debt assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (c), (f) or (g) of Section 4.10 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently so reduced by such amount), (b) Purchase Money Indebtedness assumed by a transferee and (c) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents) consists of cash or Cash Equivalents which is applied as set forth above or consists of Restricted Investments, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (4) the Issuer determines in good faith that the Issuer or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

                 Any Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clauses 1(a)(i) or 1(b) above (the "Excess Proceeds") exceeds $20,000,000. Each Asset Sale Offer shall remain open for at least 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Issuer shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered pursuant to the Asset Sale Offer (on a pro rata basis (in $1,000 increments) if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuer may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.





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
                 Notwithstanding and without complying with the foregoing provisions: (i) the Issuer and its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of (x) assets or series of related assets with an aggregate fair market value not in excess of $1,000,000, but in any case limited in the aggregate to not more than $5,000,000 million for any fiscal year and (y) inventory and other assets acquired and held for resale in the ordinary course of business; (ii) the Issuer and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in this Indenture; (iii) the Issuer and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Issuer or such Subsidiary, as applicable; (iv) the Issuer and the Subsidiary Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Issuer or any of the Subsidiary Guarantors; (v) the Issuer and its Subsidiaries may surrender or waive contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; (vi) the Issuer and its Subsidiaries may grant Liens not prohibited by this Indenture; (vii) the Issuer and each of the Subsidiaries may liquidate Cash Equivalents in the ordinary course of business; (viii) the Issuer and each of the Subsidiaries may sell sales of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; (ix) Foreign Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Issuer, any of the Subsidiary Guarantors, or any other Foreign Subsidiary; and (x) the Issuer and its Subsidiaries may make Permitted Investments (excluding clauses (b) and (l) in the definition thereof) and Restricted Investments made under clause (s) of the third paragraph under "Limitation on Restricted Payments."

                 Notwithstanding anything herein to the contrary, other than as provided in the following sentence, the Issuer and its Subsidiaries may sell (including by merger, consolidation or issuance), transfer, assign, license, sublicense or otherwise dispose of (collectively "Transfer") any software, trademark or other intellectual property, or any interest (including any Equity Interest) in any entity which has as its principal assets such property or rights, and such Transfer shall not be treated as an Asset Sale hereunder, if
(a) the Issuer and its Subsidiary Guarantors thereafter have unfettered access to and use of such property or rights at a cost to the Issuer and its Subsidiaries which is not in excess of the aggregate normal operating costs and third party license fees which have been incurred by the Issuer and its Subsidiaries prior to any such Transfer, and(b) any proceeds from any Transfer of any such property, rights or





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
interests (including Equity Interests) are used (i) solely for the purpose of the development or installation or implementation of such property or rights (or similar property or rights) or (ii) otherwise in accordance with the provisions of the first paragraph of this covenant. Notwithstanding the preceding sentence or any other provision of this covenant to the contrary, the Issuer and its Subsidiaries may not Transfer the internally developed product distribution software used by the Issuer and its Subsidiaries ("Core Operating Software") or intellectual property rights therein or any interests (including any Equity Interests) in any entity which has as its principal assets such Core Operating Software or rights therein, unless the Issuer and its Subsidiary Guarantors comply with clauses (a) and (b) of the preceding sentence in connection with such Transfer.

                 Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by the Issuer or any of its Subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

                 If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

                 Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                          (a) that the Asset Sale Offer is being made pursuant to this Section 4.08 and the length of time the Asset Sale Offer shall remain open;

                          (b) the Asset Sale Offer Amount, the purchase price and the Purchase Date;

                          (c) that any Note not tendered or accepted for payment





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
         shall continue to accrete or accrue interest;

                          (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest on and after the Asset Sale Purchase Date;

                          (e)     that Holders electing to have a Note
         purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                          (f)     that Holders electing to have a Note
         purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

                          (g) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                 On or before the Asset Sale Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.08. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase





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Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

SECTION 4.09     LIMITATION ON RESTRICTED PAYMENTS

                 The Issuer and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Issuer is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of Section 4.10, or (3) the aggregate amount of all Restricted Payments made by the Issuer and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of, without duplication, (a) $15,000,000, plus (b) 50% of the aggregate Consolidated Net Income of the Issuer and its Consolidated Subsidiaries for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (c) to the extent not included in the amount described in clause (b) above, (i) 100% of the aggregate Net Cash Proceeds received after the Issue Date by the Issuer from the issue or sale of, or from Capital Contributions in respect of, Equity Interests of the Issuer or of debt securities of the Issuer or any Subsidiary Guarantor that have been converted into, or cancelled in exchange for, Equity Interests of the Issuer (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Issuer and other than Disqualified Capital Stock or debt securities that have been converted into or exchanged for Disqualified Capital Stock), plus (ii) 100% of any dividends or other distributions received by the Issuer or a Subsidiary of the Issuer after the Issue Date from an Unrestricted Subsidiary of the Issuer, plus (iii) 100% of the cash proceeds (or Cash Equivalents) realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person) following the Issue Date, plus (iv) to the extent that any Restricted Investment that was made after the





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
Issue Date is sold for cash (or Cash Equivalents) or otherwise liquidated or repaid for cash (or Cash Equivalents), at the Issuer's option the amount of cash proceeds (or Cash Equivalents) received by the Issuer or any Subsidiary Guarantor with respect to such Restricted Investment plus, (v) upon the redesignation of an Unrestricted Subsidiary as a Subsidiary, the lesser of (x) the fair market value of such Subsidiary or (y) the aggregate amount of all Investments made in such Subsidiary subsequent to the Issue Date by the Issuer and its Subsidiaries.

                 Clauses (2) and (3) of the immediately preceding paragraph will not prohibit (i) Restricted Investments, provided, that after giving pro forma effect to such Restricted Investments, the aggregate amount of all such Restricted Investments made on or after the Issue Date that are outstanding (after reducing such aggregate amount by (A) the net cash proceeds received by the Issuer or any Subsidiary Guarantor from any Restricted Investments made after the Issue Date that are sold or otherwise liquidated or repaid to the Issuer or its Subsidiary Guarantors, other than amounts credited, at the option of the Issuer, under clause (iv) of the immediately preceding paragraph, and
(B) the amount of all Restricted Investments made after the Issue Date that have become Permitted Investments, valued at the lesser of (x) the fair market value thereof on the date that such Investments became Permitted Investments or
(y) the aggregate amount of such prior Investments) does not exceed the sum of
(A) $50,000,000 plus (B) the aggregate amount of any Investments that, but for the fact that such Investments were made prior to the Issue Date would be Restricted Investments ("Existing Restricted Investments") less the amount by which the net cash proceeds received by the Issuer and its Subsidiary Guarantors upon the sale, liquidation or repayment of Existing Restricted Investments is less than the original amount of such Existing Restricted Investments; provided, however, that the aggregate of (B) shall not exceed $65,500,000; (ii) pro rata dividends and other distributions on the Equity Interests of any Subsidiary of the Issuer by such Subsidiary; (iii) payments in lieu of fractional shares in an amount not to exceed $50,000 in the aggregate;
(iv) repurchases of Capital Stock from employees of the Parent, the Issuer or Subsidiaries of the Issuer pursuant to any management agreement or stock option agreement upon their death or disability or the termination of their employment in an aggregate amount to all employees not to exceed $5,000,000 per year plus the net cash proceeds received by the Issuer of Capital Stock (other than Disqualified Capital Stock) of the Parent sold to directors, executive officers, members of the management or employees of the Parent, the Issuer and its Subsidiaries in such year on and after the Issue Date; (v) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction, and the immediately preceding paragraph will not prohibit, (x) Permitted Payments to Parent, (y) a Qualified Exchange or (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of declaration if such dividend could have been made on the date of such





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
declaration in compliance with the foregoing provisions. The full amount of any Restricted Payment made pursuant to the foregoing clauses (ii) , (iii), (v) and (viii) (but not pursuant to clauses (i), (iv), (vi) and (viii)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c) of the immediately preceding paragraph.

                 Additionally, (a) the foregoing clauses (2) and (3) of the first paragraph of this covenant will not prohibit any payment of cash dividends to Parent, which dividends are used by Parent (x) to make the next scheduled interest payment, or, at the final scheduled maturity of July 1, 2000, the then outstanding principal due (but in no event to exceed $325,000,000), on the Parent Convertible Notes as required by the terms of the Parent Convertible Notes in effect on the Issue Date or (y) to pay the next scheduled interest payment on Refinanced Parent Convertible Notes (but in no event to exceed an aggregate of $325,000,000, less amounts, if any, used to repay the Parent Convertible Notes) and (b) the foregoing clause (3) of the first paragraph of this covenant will not prohibit repurchases of Capital Stock (other than Disqualified Capital Stock) of the Parent in an aggregate amount not to exceed $100,000,000 and provided that the Parent Consolidated Leverage Ratio for the most recent four consecutive fiscal quarters ending on or prior to the date of any such repurchase would be no more than 4.5 to 1, an additional $50,000,000 in the aggregate; provided, that the aggregate amount of all payments made pursuant to clauses (a) and (b) of this paragraph (excluding payments of interest on the Parent Convertible Notes and Refinanced Parent Convertible Notes paid in accordance with clauses (a) (x) and (a) (y)) shall not exceed $400,000,000. Any Restricted Payment made pursuant to this paragraph shall be counted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of the first paragraph of this covenant except that any such amount that is substantially concurrently used by Parent to pay interest on or retire Parent Convertible Notes in accordance with clause (a) (x) or to pay interest on Refinanced Convertible Notes in accordance with clause (a) (y) will not be counted in such calculation. Notwithstanding anything herein to the contrary, in no event shall any proceeds from any debt ranking senior to or pari passu with any of the Notes or Guarantees, as applicable, of the Issuer or any of its Subsidiaries (excluding Indebtedness of any Foreign Subsidiary that is non-recourse to the Issuer and its other Subsidiaries) be used (directly or indirectly) to make any principal payments in respect of the Parent Convertible Notes unless on the date of such incurrence of any such debt ranking senior to or pari passu with any of the Notes or Guarantees, the Consolidated Leverage Ratio of the Issuer for the most recent four consecutive fiscal quarters ending on or prior to the date of such incurrence, after giving effect, on a pro forma basis, to such incurrence of Indebtedness would be less than 4.5 to 1.





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
                 For purposes of this Section 4.09, the amount of any Restricted Payment, if other than cash, shall be the fair market value thereof, as determined by the Issuer and set forth in an Officer's Certificate delivered to the Trustee pursuant to the next sentence. Additionally, on the date of each Restricted Payment in excess of $10,000,000, the Issuer shall deliver an Officer's Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

SECTION 4.10 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK.

                 Except as set forth below in this Section 4.10, the Issuer and the Subsidiary Guarantors shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to, extend the maturity or otherwise become responsible for, contingently or otherwise, (individually and collectively, to "incur" or as appropriate, an "incurrence") any Indebtedness (including Acquisition Indebtedness) or any Disqualified Capital Stock from and after the Issue Date. Notwithstanding the foregoing:

                 (a) if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Issuer for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1 (the "Debt Incurrence Ratio"), then the Issuer may incur such Indebtedness or Disqualified Capital Stock and the Subsidiary Guarantors may incur such Indebtedness provided that no Guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by the Company or a Subsidiary Guarantor pursuant to this paragraph;

                 (b) the Issuer and the Subsidiary Guarantors may incur Indebtedness evidenced by the Notes (and any related Guarantees) issued as of the original Issue Date and the Exchange Notes (and any related Guarantees) issued in exchange therefor;

                 (c) the Issuer and the Subsidiary Guarantors may incur Purchase Money Indebtedness on or after the Issue Date, provided, that (i) the aggregate amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (c) (including any Indebtedness issued to refinance, replace, defease or refund such Indebtedness) shall not exceed (A) $35,000,000 plus (B)





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Purchase Money Indebtedness existing on the Issue Date; provided, however, (B)
shall not exceed $29,200,000, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Issuer or such Subsidiary Guarantor, as applicable, of the property so purchased or leased;

                 (d) the Issuer, the Subsidiary Guarantors and the Foreign Subsidiaries, as applicable, may incur permitted Refinancing Indebtedness with respect to any Existing Indebtedness and Indebtedness or Disqualified Capital Stock, as applicable, incurred in accordance with this covenant so long as, in the case of Indebtedness used to refinance, replace, defease or refund secured Indebtedness, such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced;

                 (e) the Issuer, the Subsidiary Guarantors and the Foreign Subsidiaries, as applicable, may incur Permitted Indebtedness;

                 (f) the Issuer, the Subsidiary Guarantors and the Foreign Subsidiaries may incur Indebtedness in an aggregate amount outstanding at any time pursuant to this clause (f) (including any Indebtedness issued to refinance, replace, defease or refund such Indebtedness) of up to $50,000,000, minus the amount of any such Indebtedness retired (including, in the case of a revolver or a similar arrangement, to the extent permanently retired) with Net Cash Proceeds from any Asset Sale (other than a sale of Assets to Be Disposed of) or assumed by a transferee in an Asset Sale;

                 (g) the Issuer and the Subsidiary Guarantors may incur Indebtedness pursuant to the New Credit Facility up to an aggregate amount outstanding at any time pursuant to this clause (g) (including any Indebtedness issued to refinance, replace, defease or refund such Indebtedness) at any time of $1,000,000,000, minus the amount of any such Indebtedness retired (including, in the case of a revolver or a similar arrangement, to the extent permanently retired) with Net Cash Proceeds from any Asset Sale (other than a sale of Assets to Be Disposed of) or assumed by a transferee in an Asset Sale;

                 (h) the Foreign Subsidiaries may incur Indebtedness (and the Issuer and the Subsidiary Guarantors may guarantee such Indebtedness of the Foreign Subsidiaries) in an aggregate amount outstanding at any time pursuant to this clause (h) (including any Indebtedness used to refinance, replace or refund such Indebtedness) of up to $50,000,000 plus (B) the amount of the Foreign Subsidiary Indebtedness outstanding on the Issue Date, minus the amount of any such Indebtedness retired (including, in the case of a revolver or a similar arrangement, to the extent permanently retired) with the Net Cash Proceeds from any Asset Sale (other than a sale of Assets to Be Disposed of) or assumed by a transferee in an Asset Sale; provided, however, the aggregate of
(B) shall not exceed $71,100,000; and





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                 (i)  the Finance Subsidiary may incur Finance Subsidiary
Indebtedness.

                 Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Issuer (including, without limitation, upon designation of any subsidiary or other Person as a Subsidiary and upon the contribution of the Equity Interests thereof to the Issuer) or is merged with or into or consolidated with the Issuer or a Subsidiary of the Issuer shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or a Subsidiary of the Issuer, as applicable.

SECTION 4.11     LIMITATION ON LIENS SECURING INDEBTEDNESS

                 The Issuer and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, now owned or acquired on or after the date of this Indenture.

SECTION 4.12 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

                 The Issuer and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Issuer to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Issuer or any of its Subsidiaries except (a) restrictions imposed by the Notes or this Indenture or by other indebtedness of the Issuer or any of the Subsidiary Guarantors ranking pari passu with the Notes or the Guarantees, as applicable, provided such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of such Indebtedness, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive taken as a whole with respect to dividend and other payment restrictions than those contained in the applicable existing Indebtedness, (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Issuer or any of its Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to





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any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Senior Debt incurred under Section 4.10, provided such restriction or requirement is no more restrictive than that imposed by the New Credit Facility as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Issuer imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary, (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph (c) of
Section 4.10, provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, (h) restrictions contained in Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary, (i) restrictions contained in Indebtedness incurred by a Foreign Subsidiary in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided such restrictions relate only to one or more Foreign Subsidiaries and (j) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to restrictions on the transfer or disposition thereof or (k) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture on assets securing Senior Debt or Purchase Money Indebtedness incurred in accordance with Section 4.10 shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

SECTION 4.13     LIMITATIONS ON LAYERING INDEBTEDNESS

                 The Issuer and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur or suffer to exist any Indebtedness (other than the Notes and any Acquired Indebtedness not incurred in connection with or in contemplation of such Acquisition by the Issuer or a Subsidiary of the Issuer) that is subordinate in right of payment to any other Indebtedness of the Issuer or a Subsidiary Guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.





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SECTION 4.14     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

                 The Issuer shall not, and shall not permit any of its Subsidiaries to, on or after the Issue Date enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than Exempted Affiliate Transactions, (l) involving consideration to either party in excess of $5,000,000 unless such transaction is evidenced by an Officer's Certificate addressed and delivered to the Trustee stating that the terms of such Affiliate Transaction are fair and reasonable to the Issuer or such Subsidiary, as the case may be, and no less favorable to the Issuer or such Subsidiary, as the case may be, than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) involving consideration to either party in excess of $l0,000,000, unless the Issuer, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Issuer from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation.

SECTION 4.15     FUTURE SUBSIDIARY GUARANTORS

                 All present and future Subsidiaries of the Issuer (other than Receivables Subsidiaries, Finance Subsidiaries, Excluded Subsidiaries and Foreign Subsidiaries) jointly and severally shall guaranty irrevocably and unconditionally all principal, premium, if any, and interest (and Liquidated Damages, if any) on the Notes on a senior subordinated basis, provided that DDI shall not be required to become a Guarantor until 120 days after the Issue Date. Notwithstanding anything herein or in this Indenture to the contrary and if permitted by the New Credit Facility, if any Subsidiary of the Issuer that is not a Subsidiary Guarantor guarantees any other Indebtedness of the Issuer or Parent or of any Subsidiary of the Issuer or Parent, or the Issuer or Parent or any Subsidiary of the Issuer or of Parent, individually or collectively pledges more than 65% of the Equity Interests of such Subsidiary to a United States lender, then such Subsidiary must become a Guarantor.

SECTION 4.16 LIMITATION ON MERGER OF SUBSIDIARY GUARANTORS AND RELEASE OF SUBSIDIARY GUARANTORS

                 No Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person





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shall unconditionally guarantee, on a senior subordinated basis, all of such
Subsidiary Guarantor's obligations under such Subsidiary Guarantor's guarantee and this Indenture on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

                 Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all or substantially all of its assets to an entity which is not a Subsidiary Guarantor or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.08), such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Issuer or any other Subsidiary of the Issuer shall also terminate upon such release, sale or transfer.

SECTION 4.17     LIMITATION ON STATUS AS AN INVESTMENT COMPANY

                 The Issuer, its Subsidiaries and Parent are prohibited from taking any action that would require any of them to register as an "Investment Company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01     LIMITATION ON MERGER, SALE OR CONSOLIDATION

                 Neither the Issuer nor Parent shall consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Issuer or Parent, as applicable, is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Issuer or Parent, as applicable, in connection with the Notes and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to





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such transaction; (iii) except in the case of a transaction involving only the
Parent, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $l.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in paragraph (a) of Section 4.10; and (iv) the Issuer will have delivered to the Trustee an Officer's Certificate addressed to the Trustee, stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that the supplemental indenture is enforceable.

                 Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer or Parent, as applicable, in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Issuer or Parent, as applicable, is merged or to which such transfer is made shall succeed to, and (except in case of a lease) be substituted for, and may exercise every right and power of, the Issuer or Parent, as applicable, under this Indenture with the same effect as if such successor corporation had been named therein as the Issuer or Parent, as applicable, and (except in case of a lease) the Issuer or Parent, as applicable, shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

SECTION 5.02     SUCCESSOR CORPORATION SUBSTITUTED

                 Upon any consolidation or merger, or any transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such transfer is made shall succeed to, and (except in the case of a lease) be substituted for (so that from and after the date of such transfer, the provisions of this Indenture referring to the "Issuer" shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor corporation had been named therein as the Issuer (except in the case of a lease); the Issuer shall not be released from the obligation to pay the principal of and interest on the Notes.

                 For the purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, the Issuer's interest in which constitutes all or substantially all of the properties and assets of the Issuer shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.





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                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01     EVENTS OF DEFAULT

                 An "Event of Default" occurs if:

                 (1) the Issuer fails to pay any installment of interest (or Liquidated Damages, if any) on the Notes when and as the same becomes due and payable and the Default continues for a period of 30 days;

                 (2) the Issuer fails to pay all or any part of the principal of or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

                 (3) the failure by the Issuer or any Guarantor to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, subject to certain exceptions, the continuance of such failure for a period of 45 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding;

                 (4) certain events of bankruptcy, insolvency or reorganization in respect of the Issuer or any of its Significant Subsidiaries;

                 (5) a default in any Indebtedness of the Issuer or any of its Subsidiaries with an aggregate principal amount in excess of $10.0 million (a) resulting from the failure to pay principal at final maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

                 (6) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against the Issuer or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days.

SECTION 6.02     ACCELERATION

                 If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4), above, relating to the Issuer, then in every such case,





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unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately; provided, however, that if any Senior Debt is outstanding pursuant to the New Credit Facility, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the day that is five Business Days after the provision to the Issuer and the representative under the New Credit Facility of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the New Credit Facility. In the event a declaration of acceleration resulting from an Event of Default described in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such Default is cured or waived or the holders of the Indebtedness which is the subject of such Default have rescinded their declaration of acceleration in respect of such Indebtedness within 45 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (5) above has occurred that has not been cured or waived within 45 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (4) above relating to the Issuer occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration and except any Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, have been cured or waived.

SECTION 6.03     OTHER REMEDIES

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium or Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.





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SECTION 6.04     WAIVER OF PAST DEFAULTS

                 Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default with respect to any provision requiring a supermajority approval to amend, which Default may be waived only by such a supermajority, and except a Default in the payment of principal of or interest on any Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity.

SECTION 6.05     CONTROL BY MAJORITY

                 Subject to the provisions of this Indenture and applicable law, Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 6.06     LIMITATION ON SUITS

                 A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                 (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                 (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                 (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and





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                 (e)      during such 60-day period the Holders of a majority
         in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07     RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

                 Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08     COLLECTION SUIT BY TRUSTEE

                 If an Event of Default specified in Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09     TRUSTEE MAY FILE PROOFS OF CLAIM

                 The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation,





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expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10     PRIORITIES

                 If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                 Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                 Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

                 The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11     UNDERTAKING FOR COSTS

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the





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Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01     DUTIES OF TRUSTEE

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b)      Except during the continuance of an Event of Default:

                 (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions required to be furnished to the Trustee by this Indenture and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                 (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i) this clause (c) does not limit the effect of paragraph (b) of this Section;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and





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
                 (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs 7.01 and 7.02.

                 (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02     RIGHTS OF TRUSTEE

                 (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                 (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.





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
                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                 (g) Except with respect to Section 4.01 herein, the Trustee shall have no duty to inquire as to the performance of the Issuer's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                 (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                 (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and the right of the Trustee to be indemnified shall be extended to and shall be enforceable by each of the Trustee's agents.

SECTION 7.03     INDIVIDUAL RIGHTS OF TRUSTEE

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.





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SECTION 7.04     TRUSTEE'S DISCLAIMER

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05     NOTICE OF DEFAULTS

                 If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

                 Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section
 313(c).

                 A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

SECTION 7.07     COMPENSATION AND INDEMNITY

                 The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall agree in writing from time to time for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The





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Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 The Issuer shall indemnify the Trustee against any and all losses, damages, claims, liabilities or expenses (including of reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                 The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                 To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                 The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08     REPLACEMENT OF TRUSTEE

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.





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                 The Trustee may resign in writing at any time and be
discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

                 (a)      the Trustee fails to comply with Section 7.10 hereof;

                 (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (c) a Custodian or public officer takes charge of the Trustee or its property; or

                 (d)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.





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SECTION 7.09     SUCCESSOR TRUSTEE BY MERGER, ETC.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10     ELIGIBILITY; DISQUALIFICATION

                 There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11     PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                 The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02     LEGAL DEFEASANCE AND DISCHARGE

                 The Issuer may, at its option, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented, and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) the





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rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust funds; (ii) the Issuer's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;
(iii) rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith and (iv) the Legal Defeasance provisions under this Section 8.02.

SECTION 8.03     COVENANT DEFEASANCE

                 Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, guarantees, bankruptcy, receivership, rehabilitation and insolvency events) described under Section 6.01 will no longer constitute an Event of Default with respect to the Notes.

SECTION 8.04     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

                 In order to exercise either Legal Defeasance or Covenant
Defeasance:

                                  (a) the Issuer must irrevocably deposit with
                 the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal of, premium, if any, or interest on such Notes, and the Holders of the Notes must have a valid, perfected, exclusive security interest on such trust;





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                                  (b) in the case of Legal Defeasance, the
                 Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                                  (c) in the case of Covenant Defeasance, the
                 Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                                  (d) no Default or Event of Default shall have
                 occurred and be continuing on the date of such deposit;

                                  (e) such Legal Defeasance or Covenant
                 Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

                                  (f) the Issuer shall have delivered to the
                 Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of such Notes over any other creditors of the Issuer or with the intent of defeating, hindering,





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                 delaying or defrauding any other creditors of the Issuer or others; and

                                  (g) the Issuer shall have delivered to the
                 Trustee an Officer's Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officer's Certificate, (a) through (g) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the trust), (b), (c) and (e) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

                 Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof.

                 Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.





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SECTION 8.06     REPAYMENT TO ISSUER

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, Liquidated Damages, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.07     REINSTATEMENT

                 If the Trustee or Paying Agent is unable to apply any U.S. legal tender or U.S. obligation obligating in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no defeasance had occurred.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01     WITHOUT CONSENT OF HOLDERS OF NOTES

                 Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note and the Guarantors and the Trustee may amend or supplement any Guarantee:

                 (a)      to cure any ambiguity, defect or inconsistency;

                 (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;





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                 (c)      to provide for the assumption of the Issuer's
         obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

                 (d) to provide for additional Subsidiary Guarantors as set forth in Section 4.15;

                 (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Subsidiary Guarantors) or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                 (f) to comply with the provisions of the Depositary, Euroclear or Cedel or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests in Notes; or

                 (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                 Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02     WITH CONSENT OF HOLDERS OF NOTES

                 Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 4.07 and 4.08 hereof) or any supplemental indenture or modify the rights of the Holders of the Notes with the consent of not less than a majority in aggregate principal amount of the Notes at the time outstanding; provided that no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant "Repurchase of Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the Holders.





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                 Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                 It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes. However, without the consent of each Holder affected (it being understood that Section 4.07 and 4.08 may be amended in accordance with the first paragraph of Section 9.02), an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                          (a) reduce the aggregate principal amount of Notes
                 whose Holders must consent to an amendment, supplement or waiver;

                          (b) reduce the principal of or change the fixed final
                 stated maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 4.07 and 4.08 hereof;

                          (c) reduce the rate of or change the time for payment
                 of interest, including default interest, on any Note;

                          (d) waive a Default or Event of Default in the
                 payment of principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);





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                          (e) make any Note payable in money other than that
                 stated in the Notes;

                          (f) make any change in the provisions of this
                 Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; or

                          (g) make any change in Section 6.04 or 6.07 hereof or
                 in the foregoing amendment and waiver provisions.

                 In addition, any amendment to the subordination provisions of this Indenture will require the consent of the holders of Designated Senior Debt if the amendment would adversely affect the holders of Designated Senior Debt.

SECTION 9.03     COMPLIANCE WITH TRUST INDENTURE ACT

                 Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04     REVOCATION AND EFFECT OF CONSENTS

                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05     NOTATION ON OR EXCHANGE OF NOTES

                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                 Failure to make the appropriate notation or issue a new Note shall not





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affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06     TRUSTEE TO SIGN AMENDMENTS, ETC.

                 The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                                 SUBORDINATION

SECTION 10.01    AGREEMENT TO SUBORDINATE

                 The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt of the Issuer, the Parent and the Subsidiary Guarantors, as applicable. This Article 10 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt.

SECTION 10.02    LIQUIDATION; DISSOLUTION; BANKRUPTCY

                 Upon any distribution of assets of the Issuer or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Issuer or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors or any marshalling of the Issuer's or Guarantors' assets and liabilities:

                 (1) holders of all Senior Debt of the Issuer or such Guarantor, as applicable, shall first be entitled to receive payment in full in cash or U.S. Legal Tender Equivalents or otherwise, to the extent holders accept satisfaction of amounts due by settlement in other than cash or U.S. Legal Tender Equivalents (or have such payment duly provided for), before Holders shall be entitled to receive any payment on account of any Obligation (and Claims, but only in the case of Senior Debt under the New Credit Facility) in respect of the





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         Notes, including the principal of premium, if any, and interest on the
         Notes (and Liquidated Damages pursuant to the Registration Rights Agreement); and

                 (2) any payment or distribution of assets of the Issuer or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash or Cash Equivalents (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

SECTION 10.03    DEFAULT ON DESIGNATED SENIOR DEBT

                 No payment (by set-off or otherwise) may be made by or on behalf of the Issuer or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest on, the Notes (including any repurchases of any of the Notes), or any Obligation (and Claim, but only in the case of Senior Debt under the New Credit Facility) in respect of the Notes, including for cash or property (other than Junior Securities, or on account of the redemption provisions of the Notes (or Liquidated Damages), (i) upon the maturity of any Senior Debt of the Issuer or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Debt (and in the case of Senior Debt under the New Credit Facility, all other monetary obligations in respect thereof) are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Debt of the Issuer or such Guarantor (and, in the case of Senior Debt under the New Credit Facility, any other monetary obligation in respect thereof) when it becomes due and payable, whether at maturity, a scheduled payment date, or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

                 Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt (or a trustee or agent on behalf of such holders) to declare such Senior Debt to be due and payable (or, in the case of letters of credit, require cash collateralization thereof) and (ii) written notice of such event of default being given to the Trustee by the holders (or a trustee, agent or other





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representative of such holders) of Designated Senior Debt (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment by set-off or otherwise) may be made by or on behalf of the Issuer or any Guarantor which is an obligor under such Senior Debt on account of any Obligation (and Claims, but only in the case of Senior Debt under the New Credit Facility) in respect of the Notes, including the principal of, premium, if any, or interest on the Notes, or to repurchase any of the Notes, or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities.
Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period (but subject to the preceding paragraphs and Section 10.05), the Issuer and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default relates to the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period unless such other Payment Blockage Period is commenced by a Payment Notice from the representative under the New Credit Facility and such event of default shall have been cured or waived for a period of at least 90 consecutive days.

SECTION 10.04    ACCELERATION OF NOTES

                 If payment of the Notes is accelerated because of an Event of Default, the Issuer shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05    WHEN DISTRIBUTION MUST BE PAID OVER

                 In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the provisions of this Article 10, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to, the holders of such Senior Debt remaining unpaid (or unprovided for) or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such





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Senior Debt held or represented by each for application to the payment of all such Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full in cash or U.S. Legal Tender Equivalents after giving effect to any concurrent payment or distribution to any concurrent payment or distribution to the holders of such Senior Debt.

                 With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuer or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

SECTION 10.06    NOTICE BY ISSUER

                 The Issuer shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt, as provided in this Article 10.

SECTION 10.07    SUBROGATION

                 After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt, to receive distributions applicable to Senior Debt, to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt, that otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer, on the Notes.

SECTION 10.08    RELATIVE RIGHTS

                 This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

                 (1) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

                 (2) affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

                 (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt, to receive distributions and payments otherwise payable to Holders.

                 If the Issuer fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09    SUBORDINATION MAY NOT BE IMPAIRED BY ISSUER

                 No right of any holder of Senior Debt, to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer, or any Holder to comply with this Indenture.

SECTION 10.10    DISTRIBUTION OR NOTICE TO REPRESENTATIVE

                 Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative. The Issuer shall provide the Trustee with notice of the name and address of any Representative. In the absence of such notice, the Trustee may conclusively assume that no Representative exists.

                 Upon any payment or distribution of assets of the Issuer referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11    RIGHTS OF TRUSTEE AND PAYING AGENT

                 Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Issuer or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                 The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a Representative on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person who is a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such Person to receive such payment.

                 The Trustee in its individual or any other capacity may hold Senior Debt, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12    AUTHORIZATION TO EFFECT SUBORDINATION

                 Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13    AMENDMENTS

                 The provisions of this Article 10 shall not be amended or modified in a manner materially adverse to the Holders of Senior Debt without the written consent of the holders of all Senior Debt.


                                   ARTICLE 11
                                   GUARANTEES

SECTION 11.01    GUARANTEES

                 Subject to the provisions of this Article 11, each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, Liquidated Damages, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of, and premium, if any, Liquidated Damages, if any and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Issuer to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Issuer. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a "Benefitted Party") to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Issuer, any Benefitted Party, any creditor of the Guarantors, the Issuer or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Guarantee will not be discharged except by payment in full of all principal, premium, if any, Liquidated Damages, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 8.01.

                 If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantors, or any trustee or similar official acting in relation to either the Issuer or the Guarantors, any amount paid by the Issuer or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION 11.02    EXECUTION AND DELIVERY OF GUARANTEES

                 To evidence the Guarantees set forth in Section 11.01 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Guarantors.

                 Each of the Guarantors agree that the Guarantees set forth in this Article 11 will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

                 If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

                 The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

                 (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Guarantor to the Issuer or another Guarantor. Upon any such consolidation, merger, transfer or sale, the Guarantee of such Guarantor shall no longer have any force or effect.

                 (b) No Subsidiary Guarantor shall consolidate or merge with or into a corporation or corporations other than the Issuer or another Guarantor, except pursuant to the provisions of Section 4.16 hereof.

                 (c)      The Trustee, subject to the provisions of Section
11.04 hereof, shall be entitled to receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 11.03. Such certificate and opinion shall comply with the provisions of Section 11.05.





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
SECTION 11.04    RELEASES FOLLOWING SALE OF ASSETS

                 Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of any Guarantor other than the Parent), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.08 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor in each case, in compliance with the terms hereof, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released from and relieved of its obligations under its Guarantee or Section 11.03 hereof as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.08 hereof. Upon delivery by the Issuer to the Trustee of an Officer's Certificate and Opinion of Counsel, and to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.08 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

SECTION 11.05    LIMITATION OF GUARANTOR'S LIABILITY

                 Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Article 11 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 11.06    APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR

                 (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officer's Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Guarantor as if references therein to the Issuer were references to such Guarantor.

                 (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.02 as if references therein to the Issuer were references to such Guarantor.

                 (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section 12.02 as if references therein to Issuer were references to such Guarantor.

                 (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 11.04 hereof as if all references therein to the Issuer were references to such Guarantor.

SECTION 11.07    SUBORDINATION OF GUARANTEES

                 The Obligations of each Guarantor under its Guarantee pursuant to this Article 11 shall be subordinated in right of payment to all Senior Debt of the Parent or the Subsidiary Guarantor, as applicable, including the indebtedness under the New Credit Facility. The Subsidiary Guarantees will rank pari passu in right of payment with all current and future senior subordinated Indebtedness of the Guarantors, including the guarantees by the Subsidiary Guarantors of obligations under the 9 1/8% Senior Subordinated Notes and the Parent's obligations under the Parent Convertible Notes. For the purposes of the foregoing sentence, (a) each Guarantor may make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof, and (b) the rights and obligations of the relevant parties relative to the Guarantees and the Senior Debt shall be the same as their respective rights and obligations relative to the Notes and Senior Debt of the Issuer pursuant to Article 10.

                 Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 10.07, (b) authorize and directs the Trustee on the Holder's behalf to take such action as shall be necessary and appropriate to effectuate the subordination so provided, and (c) appoints the Trustee as the Holder's attorney-in-fact for any and all such purposes.


                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01    TRUST INDENTURE ACT CONTROLS

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02    NOTICES

                 Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                 If to the Issuer:

                          CEX Holdings, Inc.
                          1 Environmental Way
                          Broomfield, Colorado 85021
                          Telecopier No.: (303) 664-3823
                          Attention:  Chief Financial Officer

                 If to the Trustee:

                          The Bank of New York
                          101 Barclay Street, Floor 21 West
                          New York, New York 10286
                          Telecopier No.: (212) 815-5915
                          Attention:  Corporate Trust Administration

                 The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                 Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the
Trustee:

                 (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                 (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided, that no such Opinion of Counsel shall be required on the Issue Date.

SECTION 12.05    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                 (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                 (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06    RULES BY TRUSTEE AND AGENTS

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

                 No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08    GOVERNING LAW

                 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

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SECTION 12.09    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                 This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10    SUCCESSORS

                 All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11    SEVERABILITY

                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12    COUNTERPART ORIGINALS

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13    TABLE OF CONTENTS, HEADINGS, ETC.

                 The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                        [Signatures on following pages]

                                   SIGNATURES

Dated as of May 29, 1998                   CEX HOLDINGS, INC.


Attest:                                    By: /s/ Gary M. Jacobs
                                               -------------------------------
                                               Name:  Gary M. Jacobs
                                               Title: Executive Vice President
/s/ Kyle M. Hall
---------------------
Name:  Kyle M. Hall
Title: Assistant Secretary


                                           CORPORATE EXPRESS, INC.



Attest:                                    By: /s/ Gary M. Jacobs
                                               -------------------------------
                                               Name:  Gary M. Jacobs
                                               Title: Executive Vice President
/s/ Kyle M. Hall
---------------------
Name:  Kyle M. Hall
Title: Assistant Secretary

                                      ASAP SOFTWARE EXPRESS, INC.
                                      CORPORATE EXPRESS CALLCENTER
                                               SERVICES, INC.
                                      SOFCO-MEAD, INC.
                                      SQP, INC.
                                      SOFCO OF OHIO, INC.
                                      S&O PROPERTY, INC.
                                      EPCO PACKAGING SERVICES, INC.
                                      HERMANN MARKETING, INC.
                                      DISTRIBUTION RESOURCES CO.
                                      CORPORATE EXPRESS REAL ESTATE, INC.
                                      CORPORATE EXPRESS OF THE EAST, INC.
                                      CORPORATE EXPRESS OF TEXAS, INC.
                                      FEDERAL SALES SERVICE, INC.
                                      VIRGINIA IMPRESSIONS PRODUCTS CO., INC
                                      MICROMAGNETIC SYSTEMS, INC.
                                      CORPORATE EXPRESS DELIVERY
                                               SYSTEMS, INC.
                                      AMERICAN DELIVERY SYSTEM, INC.
                                      CORPORATE EXPRESS DISTRIBUTION
                                               SERVICES, INC.
                                      NEW DELAWARE DELIVERY, INC.

                                      RED ARROW CORPORATION
                                      RAC, INC.
                                      RED ARROW SPOTTING SERVICES, INC.
                                      RED ARROW TRUCKING CO.
                                      RED ARROW WAREHOUSING, CO.
                                      RUSH TRUCKING, INC.
                                      CORPORATE EXPRESS DELIVERY SYSTEMS -
                                              INTERMOUNTAIN, INC.
                                      CORPORATE EXPRESS DELIVERY LEASING -
                                              INTERMOUNTAIN, INC.
                                      CORPORATE EXPRESS DELIVERY SYSTEMS -
                                              MID-ATLANTIC, INC.
                                      CORPORATE EXPRESS DELIVERY LEASING -
                                              MID-ATLANTIC, INC.
                                      CORPORATE EXPRESS DELIVERY SYSTEMS -
                                              MID-WEST, INC.
                                      CORPORATE EXPRESS DELIVERY LEASING -
                                              MID-WEST, INC.
                                      CORPORATE EXPRESS DELIVERY SYSTEMS -
                                              NEW ENGLAND, INC.
                                      CORPORATE EXPRESS DELIVERY LEASING -
                                              NEW ENGLAND, INC.
                                      CORPORATE EXPRESS DELIVERY SYSTEMS -
                                              NORTHEAST, INC.
                                      CORPORATE EXPRESS DELIVERY LEASING -
                                              NORTHEAST, INC.
                                      CORPORATE EXPRESS DELIVERY SYSTEMS -
                                              SOUTHEAST, INC.
                                      CORPORATE EXPRESS DELIVERY LEASING -
                                              SOUTHEAST, INC.
                                      AIR COURIER DISPATCH OF
                                              NEW JERSEY, INC.
                                      SUNBELT COURIER, INC.
                                      TRICOR AMERICA, INC.
                                      MIDNITE EXPRESS INTERNATIONAL
                                              COURIER, INC.
                                      CORPORATE EXPRESS DELIVERY SYSTEMS -
                                              SOUTHWEST, INC.
                                      CORPORATE EXPRESS DELIVERY LEASING -
                                              SOUTHWEST, INC.

                                      CORPORATE EXPRESS DELIVERY SYSTEMS -
                                              WEST COAST, INC.
                                      CORPORATE EXPRESS DELIVERY LEASING -
                                              WEST COAST, INC.
                                      CORPORATE EXPRESS DELIVERY SYSTEMS -
                                              EXPEDITED, INC.
                                      CORPORATE EXPRESS DELIVERY LEASING -
                                              EXPEDITED, INC.
                                      CORPORATE EXPRESS DELIVERY
                                              ADMINISTRATION, INC.
                                      CORPORATE EXPRESS DELIVERY
                                              MANAGEMENT BUSINESS TRUST



                                      By: /s/ Gary M. Jacobs
                                         ------------------------------------
                                         Name:  Gary M. Jacobs
                                         Title: Vice President

                                        THE BANK OF NEW YORK, as Trustee


                                        By: /s/ Walter N. Gitlin
                                            ----------------------------
                                            Name:  Walter N. Gitlin
                                            Title: Vice President


                                     (SEAL)

                                    EXHIBIT A                            (144A)
                                  (Face of Note)                        Reg. S)
                                                           CUSIP No.:    (ISIN)

       9 5/8% [Series A] [Series B] Senior Subordinated Notes due 2008

No.                                                                 $350,000,000

                              CEX HOLDINGS, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on June 1, 2008

Interest Payment Dates:  June 1 and December 1

Record Dates: May 15 and November 15

                                   Dated:  May 29, 1998

                                   CEX HOLDINGS, INC.

                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:

                                    (SEAL)

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

The Bank of New York, as Trustee


By:
   ----------------------------
       Authorized Signatory

                                 (Back of Note)

        9 5/8% [Series A] [Series B] Senior Subordinated Notes due 2008

                 THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGE IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.(1)

                 Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)


                 THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
         HOLDER: (1) REPRESENTS THAT (I) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (II) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE





-------------

(1) These paragraphs should be included only if the Note is issued in global form.

         SECURITIES ACT (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (IV) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (V) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR
         (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                 Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                 1. Interest. CEX Holdings, Inc., a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 5/8% per annum from May 29, 1998 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, premium and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent at least 15 days before the relevant payment. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                 3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                 4. Indenture. The Company issued the Notes under an Indenture dated as of May 29, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to $550,000,000 (of which $350,000,000 will be issued as of May 29, 1998) in aggregate principal amount.

                 5.  Optional Redemption.

                 (a) Except as set forth in clause (b) of this Section of this Note, the Company shall not have the option to redeem the Notes prior to June 1, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

         YEAR                                                                       PERCENTAGE
         ----                                                                       ----------
         2003     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104.813%
         2004     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.208%
         2005     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101.604%
         2006 and thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . .  100.000%

                 (b) Notwithstanding the provisions of clause (a) of this
Section 3.07, at any time prior to June 1, 2001, the Issuer may, on one or more occasions, redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 109.625% of the principal amount thereof, (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with cash from the Net Cash Proceeds to the Issuer of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of the closing of any such Public Equity Offering and such redemption date shall occur within 60 days after such notice has been sent.

                 (c) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

                 6.  Mandatory Redemption.

                 The Company shall not be required to make mandatory redemption payments with respect to the Notes.

                 7.  Repurchase at Option of Holder.

                 (a) Upon the occurrence of a Change of Control (subject to the provisions of the immediately succeeding paragraph), each Holder of Notes shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that shall be no later than 40 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 35 days following a Change of Control and shall remain open for 20 Business Days following its commencement or such longer period as may be required by applicable law (the "Change of Control Offer Period").

                 If a New Credit Facility is in effect, or any amounts are owing thereunder, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in the preceding paragraph, but in any event within thirty days following any Change of Control, the Company shall (i) repay in full all Obligations under the New Credit Facility or offer to repay in full all Obligations under the New Credit Facility and repay the Obligations under the New Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the New Credit Facility to permit the repurchase of Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described in clause
(iii) under "Events of Default" if not cured within thirty days after the notice required by such clause. As a result of the foregoing, a Holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the New Credit Facility or obtain requisite consents under the New Credit Facility.

                 On or before the Change of Control Purchase Date, the Company shall (1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and (3) deliver to the Trustee Notes so accepted an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly pay the Holders of

Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly shall authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                 Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

                 If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any due on such Interest Payment Date) will be paid to the Person in whose name a
Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

                 (b) The Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of any Equity Interest by a Subsidiary of the Company (any of the foregoing an "Asset Sale"), unless (1)(a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied (i) within 330 days after the date of each such Asset Sale, to the optional redemption of the Notes in accordance with the terms of the Indenture and, at the Company's option, other Indebtedness of the Company ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding or (ii) within 360 days after the date of each such Asset Sale, to the repurchase of the Notes pursuant to a cash offer to repurchase Notes and, at the Company's option, other Indebtedness of the Company ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 330 days of such Asset Sale, or (b) within 330 days following such Asset Sale, the Asset Sale Offer Amount is (i) used to make a Permitted Investment (other than pursuant to clause (i) thereof) or otherwise invested (or committed, pursuant to a binding commitment subject
only to   reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in assets and property which in the good faith reasonable judgment of the Company will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, except that no proceeds from an Asset Sale of Existing Assets or assets acquired (directly or indirectly) from the proceeds of an Asset Sale of Existing Assets may be invested in or used to acquire assets or property for a Foreign Subsidiary or (ii) used to retire Purchase Money Indebtedness or other Senior Debt in accordance with any provisions therein requiring the Company to repurchase, redeem, or otherwise retire such Indebtedness with the proceeds from such Asset Sale, Indebtedness outstanding under the New Credit Facility and, except with respect to the use of proceeds from the sale of Assets to Be Disposed of, to permanently reduce (in the case of Senior Debt that is not Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the Issue Date, any amount outstanding under New Credit Facility or Indebtedness permitted pursuant to paragraph (c), (f) or (g) of Section 4.10 of the Indenture (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently so reduced by such amount), except that no proceeds from an Asset Sale of Existing Assets or assets acquired from the proceeds or Asset Sale of Existing Assets may be used to retire Indebtedness of a Foreign Subsidiary (unless such Existing Assets were assets of such Foreign Subsidiary on the Issue Date), (2) with respect to any transaction or related series of transactions of securities, property or assets with an aggregate fair market value in excess of $3,000,000, at least 75% of the consideration for such Asset Sale (excluding (a) Senior Debt assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (c), (f) or
(g) of Section 4.10 of the Indenture (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently so reduced by such amount), (b) Purchase Money Indebtedness assumed by a transferee and (c) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents) consists of Cash or Cash Equivalents which is applied as set forth above or consists of Restricted Investments, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (4) the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

                 Any Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clauses
(1)(a)(i) or (b) above (the "Excess Proceeds") exceeds $20,000,000 each Asset Sale Offer shall remain open for at least 20 Business Days following its commencement (the "Asset Sale Offer

Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered pursuant to the Asset Sale Offer (on a pro rata basis (in $1,000 increments) if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

                 Notwithstanding anything herein to the contrary, other than as provided in the following sentence, the Issuer and its Subsidiaries may sell (including by merger, consolidation or issuance), transfer, assign, license, sublicense or otherwise dispose of (collectively "Transfer") any software, trademark or other intellectual property, or any interest (including any Equity Interest) in any entity which has as its principal assets such property or rights, and such Transfer shall not be treated as an Asset Sale hereunder, if
(a) the Issuer and its Subsidiary Guarantors thereafter have unfettered access to and use of such property or rights at a cost to the Issuer and its Subsidiaries which is not in excess of the aggregate normal operating costs and third party license fees which have been incurred by the Issuer and its Subsidiaries prior to any such Transfer, and (b) any proceeds from any Transfer of any such property, rights or interests (including Equity Interests) are used
(i) solely for the purpose of the development or installation or implementation of such property or rights (or similar property or rights) or (ii) otherwise in accordance with the provisions of the first paragraph of this covenant. Notwithstanding the preceding sentence or any other provision of this Section 7(b) to the contrary, the Issuer and its Subsidiaries may not Transfer the internally developed product distribution software used by the Issuer and its Subsidiaries ("Core Operating Software") or intellectual property rights therein or any interests (including any Equity Interests) in any entity which has as its principal assets such Core Operating Software or rights therein, unless the Issuer and its Subsidiary Guarantors comply with clauses (a) and (b) of the preceding sentence in connection with such Transfer.

                 8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                 9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                 10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Subsidiary Guarantors) or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                 11. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption by acceleration or otherwise, including without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise; (iii) failure by the Company for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (iv) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain nonappealable final judgments for the payment of money that remain undischarged for a period of 60 days; or (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by the Holders) and the representative of holders of Indebtedness under the New Credit Facility, if any amounts are outstanding thereunder. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will (i) become due and payable without further action or notice or (ii) if there are any amounts outstanding under the New Credit Facility, become due and immediately payable upon the first to occur of an acceleration under the New Credit Facility or five Business Days after receipt by the Company and the representative of the holders of the Indebtedness under the New Credit Facility of the Acceleration Notice, but only if an Event of Default is then continuing. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a Default with respect to any provision requiring a supermajority approval to amend, which Default may be waived only by such a supermajority, and except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                 12. Subordination. The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment to the prior payment in full of Senior Debt as set forth in Article 10 of the Indenture.

                 13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                 14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, past, present or future, of the Company, the Guarantors or any successor entity, shall not have any personal liability in respect of the obligations of the Company or the Guarantors under the Notes or the Indenture solely by reason of his status as such stockholder, employee, officer or director. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                 15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating Agent.

                 16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                 18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused

CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                          CEX Holdings, Inc.
                          1 Environmental Way
                          Broomfield, Colorado 80071
                          Telecopier No.:  (303) 664-3823
                          Attention:  Chief Financial Officer

                                   GUARANTEE

                 The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successor or assign under the Indenture (the "Indenture") and any additional Guarantors), have irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the 9 5/8% Senior Subordinated Notes due 2008 (the "Notes") of CEX Holdings, Inc., a Colorado corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

                 The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

                 No stockholder, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                 This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

                 This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                 The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                 The Guarantees pursuant to Article 11 of the Indenture shall be subordinated in right of payment to all Senior Debt of the Parent or the Subsidiary Guarantor, as applicable, including the indebtedness of the New Credit Facility. The Subsidiary Guarantees will rank pari passu in right of payment with all current and future senior subordinated Indebtedness of the Guarantors, including the guarantees by the Subsidiary Guarantors of Obligations under the 9 1/8% Senior Subordinated Notes and the Parent's obligations under the Parent Convertible Notes. For the purposes of the foregoing sentence, (a) each Guarantor may make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article
10 thereof, and (b) the rights and obligations of the relevant parties relative to the Guarantees and the Senior Debt shall be the same as their respective rights and obligations relative to the Notes and Senior Debt of the Company pursuant to Article 10 of the Indenture.

                 THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                 Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                           Guarantors:

                                           Corporate Express, Inc.


                                           By:
                                              --------------------------------
                                                Name:
                                                Title:

                                           ASAP Software Express, Inc.
                                           Corporate Express CallCenter
                                                Services, Inc.
                                           Sofco-Mead, Inc.
                                           SQP, Inc.
                                           Sofco of Ohio, Inc.
                                           S&O Property, Inc.
                                           EPCO Packaging Services, Inc.
                                           Hermann Marketing, Inc.
                                           Distribution Resources Co.
                                           Corporate Express Real Estate, Inc.
                                           Corporate Express of the East, Inc.
                                           Corporate Express of Texas, Inc.
                                           Federal Sales Service, Inc.
                                           Virginia Impressions Products Co.,
                                                Inc.
                                           MicroMagnetic Systems, Inc.
                                           Corporate Express Delivery Systems,
                                                Inc.
                                           American Delivery System, Inc.
                                           Corporate Express Distribution
                                                Services, Inc.
                                           New Delaware Delivery, Inc.
                                           Red Arrow Corporation
                                           RAC, Inc.
                                           Red Arrow Spotting Services, Inc.
                                           Red Arrow Trucking Co.
                                           Red Arrow Warehousing, Co.
                                           Rush Trucking, Inc.
                                           Corporate Express Delivery Systems -
                                                Intermountain, Inc.
                                           Corporate Express Delivery Leasing -
                                                Intermountain, Inc.
                                           Corporate Express Delivery Systems -
                                                Mid-Atlantic, Inc.
                                           Corporate Express Delivery Leasing -
                                                Mid-Atlantic, Inc.

                                           Corporate Express Delivery Systems -
                                                   Mid-West, Inc.
                                           Corporate Express Delivery Leasing -
                                                   Mid-West, Inc.
                                           Corporate Express Delivery Systems -
                                                   New England, Inc.
                                           Corporate Express Delivery Leasing -
                                                   New England, Inc.
                                           Corporate Express Delivery Systems -
                                                   Northeast, Inc.
                                           Corporate Express Delivery Leasing -
                                                   Northeast, Inc.
                                           Corporate Express Delivery Systems -
                                                   Southeast, Inc.
                                           Corporate Express Delivery Leasing -
                                                   Southeast, Inc.
                                           Air Courier Dispatch of New Jersey,
                                                   Inc.
                                           Sunbelt Courier, Inc.
                                           Tricor America, Inc.
                                           Midnite Express International
                                                   Courier, Inc.
                                           Corporate Express Delivery Systems -
                                                   Southwest, Inc.
                                           Corporate Express Delivery Leasing -
                                                   Southwest, Inc.
                                           Corporate Express Delivery Systems -
                                                   West Coast, Inc.
                                           Corporate Express Delivery Leasing -
                                                   West Coast, Inc.
                                           Corporate Express Delivery Systems -
                                                   Expedited, Inc.
                                           Corporate Express Delivery Leasing -
                                                   Expedited, Inc.
                                           Corporate Express Delivery
                                                   Administration, Inc.
                                           Corporate Express Delivery Management
                                                   Business Trust


                                           By:
                                              ----------------------------------
                                                 Name:
                                                 Title:

                                Assignment Form


        To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       -------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
      --------------

                             Your Signature:
                                            -----------------------------------
                    (Sign exactly as your name appears on the face of this Note)



Signature Guarantee.

                       Option of Holder to Elect Purchase

               If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

              [ ] Section 4.07                         [ ] Section 4.08

               If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________


Date:
      --------------

                             Your Signature:
                                            -----------------------------------
                    (Sign exactly as your name appears on the face of this Note)


                             Tax Identification No.:
                                                    --------------------


Signature Guarantee.

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(2)

               The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                         Principal Amount of        Signature of
                       Amount of decrease in    Amount of increase in     this Global Note      authorized signatory
                        Principal Amount of      Principal Amount of   following such decrease  of Trustee or Note
   Date of Exchange      this Global Note         this Global Note          (or increase)            Custodian
 -------------------  -----------------------  ----------------------- ------------------------ -------------------



---------------------
     (2)    This should be included only if the Note is issued in global form.

                                   EXHIBIT B

                            CERTIFICATE OF TRANSFER

CEX Holdings, Inc.
1 Environmental Way
Broomfield, Colorado 80021
Attention: President

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York
Attention: Corporate Trust Administration

          Re: 9 5/8% Senior Subordinate Notes due 2008

Dear Sirs:

          Reference is hereby made to the Indenture, dated as of May 29, 1998 (the "Indenture"), among CEX Holdings, Inc., as issuer (the "Company), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. _____________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $________________ in such Note[s] or interests (the "Transfer"), to ______________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby confers that:

[CHECK ALL THAT APPLY]

1.        [ ]       CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest of Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.        [ ]       CHECK IF THE TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby certifies that (i)the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Cedel. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.   [ ]       CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  [ ]       Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)  [ ]       Such Transfer is being effected to the Company or a subsidiary thereof; or

(c)  [ ]       Such Transfer is being effected pursuant to an effective
registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)  [ ]       Such Transfer is being effected to an Institutional Accredited
Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.   [ ]       CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST
IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)  [ ]       Check if transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to an in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  [ ]       CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer
is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  [ ]       CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i)  The
Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



        -----------------------------             Dated:
        [Insert Name of Transferor]                     -------------------



          By:
             ----------------------------
          Name:
          Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                          [CHECK ONE OF (a) OR (b)]

         (a)      [ ]     a beneficial interest in the:

                  (i)     [ ]  144A Global Note (CUSIP            ), or
                                                       -----------

                  (ii)    [ ]  Regulation S Global Note (CUSIP          ), or
                                                              ----------

         (b)      [ ]     a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                 [CHECK ONE]

         (a)      [ ]     a beneficial interest in the:

                  (i)     [ ]  144A Global Note (CUSIP             ), or
                                                           ------------

                  (ii)    [ ]  Regulation S Global Note (CUSIP            ), or
                                                               -----------

                  (iii)   [ ]  Unrestricted Global Note (CUSIP           ); or
                                                               ----------

         (b)      [ ]     a Restricted Definitive Note; or

         (c)      [ ]     an Unrestricted Definitive Note, in accordance with
the terms of the Indenture.

                                   EXHIBIT C

                            CERTIFICATE OF EXCHANGE

Corporate Express, Inc.
1 Environmental Way
Broomfield, Colorado 80021
Attention: President

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York
Attention: Corporate Trust Administration

               Re:     9 5/8% Senior Subordinated Notes due 2008

Dear Sirs:

                 Reference is hereby made to the Indenture, dated as of May 29, 1998 (the "Indenture"), between Corporate Express, Inc., as issuer (the "Company"), the Subsidiary Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                 __________________________________(the "Owner") owns and
proposes to exchange the Notes] or interest in such Notes] specified herein, in the principal amount of $_____________ in such Notes] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                 1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                 (a)      [ ]     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                 (b)      [ ]     CHECK IF  EXCHANGE  IS  FROM  BENEFICIAL
INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                 (c)      [ ]     CHECK IF  EXCHANGE  IS  FROM  RESTRICTED
DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                 (d)      [ ]     CHECK IF  EXCHANGE  IS  FROM  RESTRICTED
DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                 2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                 (a)      [ ]     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the

Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                 (b)      [ ]     CHECK IF EXCHANGE IS FROM RESTRICTED
DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] [ ] 144A Global Note or [ ] Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your BENEFIT and the benefit of the Company.


--------------------------------------
[insert Name of Owner]


By:
   -----------------------------------
   Name:
   Title:

Dated:
      --------------------------------